Exhibit 99.2

   ASSET PURCHASE AGREEMENT

   BY AND BETWEEN

   SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC.
   (“SELLER”),

PARKSIDE PROPERTY COMPANY LLC

(“BUYER”),

PARKSIDE LESSOR COMPANY LLC

(“PARKSIDE LESSOR”)

AND

PARKSIDE OPERATING COMPANY LLC

(“NEW OPERATOR”)

February 28, 2019

TABLE OF CONTENTS

1.1Purchased Assets.2

1.2Excluded Assets.4

1.3Retained Liabilities.6

1.4Assumed Liabilities.6

1.5Inspections.7

1.6Purchase Price.7

1.7Prorations.8

1.8Earnest Money Escrow.8

1.9Purchase Price Allocation.8

2.CLOSING.9

2.1Closing.9

2.2Actions of Seller at Closing.9

2.3Actions of Buyer at Closing11

2.4Actions of Buyer and Seller12

2.5Allocation of Certain Closing Costs12

3.REPRESENTATIONS AND WARRANTIES OF SELLER12

3.1Existence and Capacity12

3.2Powers; Consents; Absence of Conflicts with Other Agreements, Etc.12

3.3Binding Agreement.13

3.4Financial Statements.13

3.5Certain Post Financial Statement Date Results.13

3.6Licenses.14

3.7Certificates of Need.14

3.8Medicare Participation/Accreditation.15

3.9Regulatory Compliance.15

3.10Owned Real Property.16

3.11Title; Sufficiency of Assets.17

3.12Employee Benefit Plans.18

3.13Litigation.18

3.14Environmental Laws.18

3.15Hill-Burton and Other Liens.20

3.16Taxes.20

3.17Employee Relations.20

i

3.18Certain Contracts.21

3.19Assumed Contracts.22

3.20Inventory.22

3.21Insurance.22

3.22Experimental Procedures.23

3.23Condition of Assets23

3.24Compliance Program.23

3.25Disclosure.24

3.26No Brokers.24

3.27No Additional Warranties.24

3.28Other Information.25

3.29Third Party Payor Cost Reports.26

3.30Intellectual Property; Computer Software26

3.31Improper Payments.26

4.REPRESENTATIONS AND WARRANTIES OF BUYER.26

4.1Existence and Capacity.27

4.2Powers; Consents; Absence of Conflicts With Other Agreements, Etc.27

4.3Binding Agreements.27

4.4Available Capital.27

4.5Litigation.28

4.6Performance.28

5.COVENANTS OF SELLER PRIOR TO CLOSING.28

5.1Information.28

5.2Operations.29

5.3Negative Covenants.30

5.4Governmental Approvals.31

5.5Additional Financial Information.31

5.6No-Shop Clause.31

5.7Nursing Staff Disclosure.32

5.8Surveys.32

6.COVENANTS OF BUYER PRIOR TO CLOSING.32

6.1Governmental Approvals.32

6.2Title Commitment.32

7.CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.33

7.1Representations/Warranties.33

7.2Pre-Closing Confirmations.34

7.3Title Commitment.34

7.4No Orders.34

7.5Adverse Change.35

7.6Insolvency.35

7.7Vesting.35

7.8Closing Deliveries.35

7.9Governmental Authorizations.35

7.10Schedule Updates.35

8.CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.35

8.1Representations/Warranties36

8.2No Orders.36

8.3Closing Deliveries.36

8.4Governmental Authorizations.36

8.5Schedule Updates.36

9.COVENANTS NOT TO COMPETE.36

9.1Seller’s Covenant Not to Compete and Non-Solicitation.36

9.2Remedies.37

10.ADDITIONAL AGREEMENTS.38

10.1Termination.38

10.2Opportunity to Cure and Effect of Termination.39

10.3Post-Closing Access to Information.40

10.4Transfer, Preservation and Access to Records After the Closing.40

10.5Tax and Medicare Effect.41

10.6Reproduction of Documents.41

10.7Cooperation on Tax Matters.42

10.8Collection of Pre-Closing Accounts Receivable.42

10.9Cost Reports.45

10.10Employee Matters.45

10.11Use of Excluded Intellectual Property.47

10.12Provider Agreements.47

10.13Misdirected Payments, Etc.48

10.14Survey Violations.49

10.15Insurance49

11.INDEMNIFICATION.49

11.1Indemnification by Buyer.49

11.2Indemnification by Seller.50

11.3Notice and Control of Litigation.50

11.4Notice of Claim.51

11.5Claims Period.51

11.6Liability Limits and Covenants.52

11.7Effect of Taxes, Insurance, and Other Sources of Reimbursement.53

11.8Exclusive Remedy.53

12.MISCELLANEOUS.54

12.1Schedules and Other Instruments.54

12.2Additional Assurances.55

12.3Consents, Approvals and Discretion.55

12.4Choice of Law; Consent to Jurisdiction.55

12.5Benefit/Assignment.56

12.6No Brokerage.56

12.7Cost of Transaction.56

12.8Confidentiality.56

12.9Public Announcements.57

12.10Waiver of Breach.57

12.11Notice.57

12.12Severability.58

12.13Gender and Number.59

12.14Divisions and Headings.59

12.15Survival.59

12.16Waiver of Jury Trial.59

12.17Accounting Date.59

12.18No Inferences.60

12.19No Third Party Beneficiaries; No Joint Venture.60

12.20Force Majeure.60

12.21Risk of Loss.60

12.22Liquidated Damages.61

12.23Construction.61

12.24Waiver of Bulk Sales Law Compliance.61

12.25Counterparts.61

12.26Further Assurance and 1031 Cooperation.62

12.27Entire Agreement/Amendment.62

v

EXHIBITS

DescriptionExhibit

DefinitionsA

Escrow AgreementB

Form of General Assignment, Conveyance, and Bill of SaleC

Form of Lease AssignmentsD

Form of Assignment and Assumption AgreementE

Form of FIRPTA Affidavit..F

Form of Estoppel Certificate...……………………………………………………………………G

Form of SunLink Guaranty………………………………………………………………………..H

Allocation of Certain Closing CostsI

Fees for Post-Closing Collection ServicesJ

SCHEDULES

DescriptionSchedule

Owned Real Property1.1(a)

Leased Real Property1.1(b)

Tangible Personal Property1.1(c)

Leased Personal Property1.1(d)

Assumed Affiliate Contracts1.2(g)

Assumed Contracts1.1(h)

Permits1.1(i)

Excluded Assets1.2

Excluded Tangible Personal Property1.2(n)

Excluded Permits1.2(o)

Form of Purchase Price Allocation Schedule……………………………………………………1.9

Consents3.2(b)

Absence of Conflicts3.2(c)

Financial Statements3.4

Certain Post-Financial Statement Date Results3.5

Licenses3.6

Certificates of Need3.7

Pending or Threatened Investigations3.8

Regulatory Compliance Exceptions3.9

Notice of Violation of Real Estate Law3.10(a)

Zoning Non-Conformities3.10(b)

Easements and Other Limitations3.10(c)

Accessibility Laws3.10(d)

Tenant Leases3.10(e)

Rent Roll3.10(f)

Eminent Domain3.10(g)

Flood Hazards3.10(h)

Encroachments3.10(i)

Title Exceptions3.11

Employee Benefit Plans3.12

Litigation3.13

Environmental Law Exceptions3.14

Hill Burton3.15

Taxes3.16

Employee Relations3.17(a)

Employment, Health and Safety Claims3.17(b)

Employment and Contractor List and Employment Loss3.17(c)

Certain Contracts3.18

Insurance3.21

Assets Defects3.23

Compliance Program3.24

No Broker3.26

Third Party Payor Cost Reports3.29

Intellectual Property3.30

Governmental Authority Consents (Buyer)4.2

Litigation (Buyer)4.5

Required Consents, Permits and Licenses (Seller) 7.2

GLOSSARY OF DEFINED TERMS

DescriptionSection

Accessibility Laws3.10(d)

Account Receivables Deposit Account……………………………………………………..10.8(c)

ADSRecitals

AffiliateExhibit A

AgreementIntroduction

Ancillary AgreementsExhibit A

Applicable LawExhibit A

ARCRecitals

Assignment and Assumption Agreements2.2(d)

Assumed Affiliate Contract1.2(g)

Assumed Contracts1.1(h)

Assumed Liabilities1.4

BuildingRecitals

Business DayExhibit A

BuyerIntroduction

Buyer Indemnified Parties11.2

Buyer Losses11.5

Buyer’s Knowledge or Knowledge of BuyerExhibit A

Buyer’s Representative Exhibit A

Cap11.6(b)

Cash and Cash EquivalentsExhibit A

Casualty12.21

CCNs10.12

Certificate of Need3.7

CERCLA3.14

Claims PeriodExhibit A

Closing2.1

Closing Date2.1

Closing Documents3.25

Closing Financials1.8

Closing Month End Balance Sheet1.6

CCNs10.12(a)

CMS10.12(a)

COBRA10.10

Code1.9

Collection Assets……………………………………………………………………...…….10.8(b)

Collection Period……………………………………………………………………………10.8(b)

Compliance Program3.24

Condemnation12.21

Condemnation Notice12.21

ControlExhibit A

DCH3.6

Deed2.2(a)

Deemed WARN Act Employee………………………………………………………………10.10

DocumentsExhibit A

Effective DateIntroduction

Employee Benefits Plans3.12

Employees…………………………………………………………………………...…….10.10(a)

Employee Schedule……………………………………………………………………..…10.10(c)

Environmental Laws3.14

ERISA3.12

Escrow Agent1.8

Escrow Agreement1.8

Escrow Amount1.8

Exchange Transaction12.26(b)

Excluded Assets1.2

Excluded Intellectual Property1.2(c)

Experimental ProcedureExhibit A

Financial Statement Date3.4(c)

Financial StatementsExhibit A

FraudExhibit A

GAAP3.4

Government Programs1.3

Governmental AuthorityExhibit A

Hazardous MaterialsExhibit A

HIPAA2.4

Hired Employees…………………………………………………………………………..10.10(a)

Hired Employees PTO Amount……………………………………………………………10.10(c)

HITECH Act3.9

IMPACT Act3.9

Indemnified Party11.3

Indemnifying Party11.3

Insolvency Event(s)7.6

Inspection Reports1.5

Intellectual PropertyExhibit A

Interim Statements5.5

Inventory1.1(e)

Lease Assignments2.2(c)

Leased Personal Property1.1(d)

Leased Real PropertyRecitals

LiensExhibit A

Loss11.1

Losses11.1

Material Adverse EffectExhibit A

Material Deficiencies10.14(b)

Monetary Liens6.2(b)

New OperatorRecitals

Notices12.11

NPIs………………………………………………………………………………………..10.12(a)

Operating Documents1.1(j)

Outside Date2.1

Owned Real Property1.1(a)

PAC Funds1.1(m)

ParksideRecitals

PatientExhibit A

Payor Agreements3.18

PCC10.4(a)

Permits1.1(i)

Permitted EncumbrancesExhibit A

PersonExhibit A

Personal Property Leases1.1(d)

Private Payors…………………………………………………………………………………...1.3

Provider Agreements1.1(h)

PTOExhibit A

Purchase Price1.6

Purchase Price Allocation Schedule1.9

Purchased Assets1.1

Purchased Deposits1.1(n)

RCRA3.14

Real Property LeaseRecitals

Real Property LesseeRecitals

Reimbursable Costs6.2(b)

Required Consents7.2(b)

Representatives Exhibit A

Residency AgreementsExhibit A

Responsible Officers of BuyerExhibit A

Responsible Officers of SellerExhibit A

Retained Liabilities1.3

Retained Receivables1.2(b)

RTCRecitals

SellerIntroduction

Seller Indemnified Parties11.1

Seller’s Knowledge or Knowledge of SellerExhibit A

Seller’s Representative Exhibit A

Settlement Statement2.2(n)

SHSTExhibit A

SNFRecitals

SOM10.12(a)

SunLink1.2(b)

Surveys5.8

Tax ReturnExhibit A

TaxesExhibit A

Territory9.1

x

Threshold11.6(a)

Title Commitment6.2(a)

Title Company2.2(a)

Title Policy7.3

Transition Agreements1.4

Utilities……………………………………………………………………………………….1.2(d)

Utility Deposits…………………………………………………………………………….…1.2(d)

WARN Act3.17(c)

Willful MisconductExhibit A

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of February 28, 2019 (the “Effective Date”), by and between (i) Southern Health Corporation of Ellijay, Inc., a Georgia corporation (the “Seller”) (ii) Parkside Property Company, LLC, a Georgia  limited liability company (the “Buyer”); (iii) Parkside Lessor Company LLC, a Georgia  limited liability company (the “Parkside Lessor”); and (iv) Parkside Operating Company LLC, a Georgia limited liability company (“New Operator”).

RECITALS:

Whereas, Seller owns certain real property located at 1362 South Main Street, Ellijay, Georgia 30540 including an approximately 70,429 square foot building (the “Building”) and operates Parkside Ellijay and related healthcare assets which consist of:

(a)	a licensed 100-bed skilled nursing facility located within the Building (the “SNF”),
(b)	an adult day services (“ADS”) program at an adult resource center located within the Building (“ARC”),
(c)

an inpatient rehabilitation therapy center providing, through third party providers, occupational, speech, and physical therapy located within the Building (the “RTC” and together with the SNF and the ARC  collectively “Parkside”),

(d)

Seller’s real estate business in, and leasehold interest as lessor of certain space within or appurtenant to the Building leased by Piedmont Mountainside Hospital, Inc. which consists of the lease of such property as more particularly described in that certain lease agreement dated as of October 1, 2016 by and between Piedmont Mountainside Hospital, Inc., as lessee (“Real Property Lessee”) and Seller, as lessor (the “Real Property Lease” and such property leased to the Real Property Lessee the “Leased Real Property”),

(e)	Seller’s real estate business in and ownership interest in the Leased Real Property leased pursuant to the Real Property Lease,

(f)

Seller’s real estate business in, and ownership interest in the entire real property located at 1362 South Main Street, Ellijay, Georgia 30540 including the space  occupied by Parkside and the Real Property Lessee and improvements thereon including the Building (other than the leasehold improvements of the Real Property Lessee), which property includes a former hospital facility formerly located within the Building.

Whereas, Buyer desires to buy from Seller, and Seller desires to sell and transfer to Buyer, or with respect to certain Purchased Assets, New Operator (which New Operator will be the entity that serves as the licensed and certified operator of the SNF and otherwise provides all health care services contemplated under this Agreement to be provided by Buyer on and after the Closing and is a party to this Agreement) and Parkside Lessor (which will be the entity that takes ownership of all CON Rights) Parkside and Seller’s healthcare operations, the Owned Real Property (including

SGR/19142526.29

the Leased Real Property) as more particularly described elsewhere in this Agreement, and the other Purchased Assets described elsewhere in this Agreement.

Whereas, capitalized terms used in this Agreement not otherwise defined herein shall have the meanings set forth in Exhibit A hereto or the location thereof in this Agreement may be located through the Glossary of Defined Terms.

NOW, THEREFORE, for and in consideration of the premises and the agreements, covenants, representations, and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	PURCHASE OF PURCHASED ASSETS

1.1Purchased Assets.

  Subject to the terms and conditions of this Agreement, at  the Closing (as defined in Section 2.1 hereof), Seller agrees upon payment by Buyer to Seller of the Purchase Price in accordance with Section 1.6, to sell, convey, transfer, assign and deliver to Buyer and Buyer agrees to purchase and acquire, Parkside, the Owned Real Property including the Leased Real Property (subject to the Real Property Lessee’s leasehold interest therein), and the tangible and intangible assets owned by Seller included therein, other than the Excluded Assets (hereinafter defined), which purchased and acquired assets shall include, without limitation, the following (collectively the “Purchased Assets”):

(a)the approximately 8.0 acres, more or less, of owned real property of Seller located in Ellijay, Georgia, the legal description(s) of which is/are attached on Schedule 1.1(a), together with the Building and all improvements, buildings and fixtures thereon, and all rights, privileges and easements appurtenant thereto (collectively, the “Owned Real Property”);

(b)all the leasehold rights and interests of Seller as lessor under the Real Property Lease agreement referenced in Schedule 1.1(b);

(c)the tangible personal property owned by Seller and used in connection with the operation of Parkside, including, without limitation, the equipment, vehicles, furniture and furnishings, the current list and general location of which are set forth on Schedule 1.1(c) ;

(d)the rights and interests of Seller in the equipment and other personal property leased by Seller under the operating leases (“Personal Property Leases”) listed on Schedule 1.1(d) (the “Leased Personal Property”) provided, however, that any and all equipment and other personal property leased by Seller shall only be included in the Purchased Assets to the extent the underlying lease constitutes an Assumed Contract;

(e)the inventory, including supplies and spare parts, owned by Seller as of the Closing Date that are used or held for use in the operation of Parkside (the “Inventory”);

(f)all Medical Records owned by or under the custody or control of Seller, all financial, personnel records of Person’s employed by Seller relating to Parkside or the Owned Real Property, all records in Seller’s possession with respect to equipment owned or leased by Seller at the Owned Real Property, medical administrative libraries, patient billing records, and documents, catalogs, books, records, files used in the operation of Parkside or other operations of Seller at the Owned Real Property (collectively, the “Facility Records”),

(g)the Residency Agreements,  if any;

(h)the rights and interests, to (i) Seller’s Medicare and Medicaid nursing home provider agreements (the “Provider Agreements”) from and to the extent transferrable (ii) Seller’s Payor Agreements from and to the extent transferable, and (iii) the rights and interests of Seller under contracts, commitments, leases and agreements of Seller listed on Schedule 1.1(h) as of the Effective Date (the “Assumed Contracts”);

(i)the licenses, permits, certificates, certificates of need and related rights (the “CON Rights”), accreditations held by Seller relating to the ownership, development, and operation of Parkside (including, without limitation, any pending or approved governmental approvals and Seller’s Medicare provider number and other matters listed on Schedule 1.1(j)) (collectively, the “Permits”);

(j)the name “Gilmer Nursing Home,” “Parkside Ellijay,” and any other trade names, trademarks and service marks (or variations thereof) of Seller associated with Parkside (other than the Excluded Intellectual Property or any iteration or variation of any thereof), a perpetual assignable non-exclusive royalty free license in all operating manuals, written policies and procedures and handbooks owned by Seller or licensed to Seller by SunLink (collectively the “Operating Documents”), the owned Intellectual Property identified in Schedule 3.32, all goodwill associated therewith, and all applications and registrations, if any, associated therewith;

(k)all telephone numbers and telefax numbers used by Parkside to the extent transferrable;

(l)the rights and interests of Seller in operating and capitalized leases of personal property but only to the extent such operating and capitalized leases are included within the Assumed Contracts;

(m)custodial rights to trust fund accounts of Patients held by Seller to the extent of balances therein as of the Closing and accounts receivable with respect to refundable amounts, if any, prepaid by Patients expressly for periods on or after Closing (“PAC Funds”);

(n)all deposits, if any, but excluding all Utility Deposits (collectively, the “Purchased Deposits”), provided, however, that at no cost or expense to Seller, Seller will use commercially reasonable efforts to cause all Utilities to be transferred into Buyer’s name at Closing; and

(o)the interest of Seller in property of the foregoing types, arising or acquired in the ordinary course of the business of Seller in connection with Parkside between the Effective Date and the Closing.

1.2Excluded Assets.

Notwithstanding the generality of Section 1.2, those assets, properties and rights of Seller described below, together with any assets described on Schedule 1.2(n), shall be transferred to and retained by Seller or an Affiliate of Seller, as the case may be, on or prior to Closing (collectively, the “Excluded Assets”) and shall not be Purchased Assets or assets of Buyer after Closing:

(a)all cash and Cash Equivalents, marketable securities and bank accounts excluding PAC Funds;

(b)all (i) claims, settlements, and rights to retroactive adjustments made under cost reports filed, or to be filed, by or with respect to Seller for services rendered up to and including the Closing Date whether open or closed, arising from or against any Government Program, Private Payor or any other third party payor, including the right to appeal any Government Program determinations relating to settlements and cost reports and any reserves relating thereto, whether open or closed, (ii) credits, offsets, carryforwards or refunds and claims and defenses with respect to Federal, State or local income taxes for periods prior to the Closing Date, and (iii) all accounts receivable owing from third Persons and all intercompany receivables, if any due from SunLink Health Systems, Inc. (“SunLink”) and/or its Affiliates (all such in clauses (i)-(iii), collectively, the “Retained Receivables”);

(c)the names “Parkside Health Services,” “Southern Health,” “Southern Health Corporation of Ellijay,” “SunLink,” “MedCare South,” “Envision, Envision Health Resources, Envision (USA), SunLink Health Systems Technology, SHST” or any iteration or variation of any thereof other than “Parkside” or “Parkside Ellijay,” and any other trade names, trademarks, service marks, and logos (or variations thereof) of Seller associated with such names” or any iteration or variation of any thereof, and the URL, and domain names of any website associated with such names (or variations thereof), all of the foregoing individually and collectively the “Excluded Intellectual Property”;

(d)all deposits for telephone, internet, cable television, natural gas, electricity, water, sewer, and similar services (such services individually and collectively the “Utilities” and such deposits individually and collectively the “Utility Deposits”);

(e)all rents and other payments payable to Seller with respect to the Real Property Lease or any other lease of any portion of the Owned Real Property, if any, relating to periods prior to the Closing Date;

(f)all rights to, and defenses of, causes of action, lawsuits, judgments, claims and demands, of any nature available to or being pursued by or against the Seller existing on the Closing Date or arising from the Seller’s operations prior to the Closing Date whether or not booked and included as a receivable in Seller’s balance sheet and whether or not disclosed and all rights and defenses in respect of any obligations or liabilities not constituting Assumed Liabilities;

(g)the Purchase Price and the rights that accrue to Seller or any Affiliate of Seller under this Agreement or under any Ancillary Agreements or under any assumed contract to which Seller or any Affiliate of Seller is a party described on Schedule 1.2(g) (an “Assumed Affiliate Contract”);

(h)all rights to proceeds from property, liability, medical malpractice, workers compensation and other insurance policies relating to claims arising or relating to any period prior to Closing whether or not Seller has an obligation to indemnify Buyer pursuant to Section 11.2 or otherwise in respect of matters covered thereby;

(i)Tax Returns (including all related schedules, records, files and other documents and all other records required by Applicable Law to be maintained to support such Tax Returns), and other Tax records of Seller;

(j)any and all claims and defenses, of whatever nature relating to Taxes (including without limitation any interest or penalties and amounts due state unemployment authorities) or insurance arising during or relating to any period prior to Closing;

(k)all insurance policies maintained by Seller, and the rights to receive payments thereunder including all unearned premiums and all rights relating to claims for Losses prior to Closing or related to any Excluded Assets;

(l)the charter documents of the Seller, minute books, stock ledgers, tax identification numbers, books of account and other constituent records relating to the corporate organization of the Seller and Seller’s records relating to the Excluded Assets (as defined below), as well as any records which by law Seller is required to maintain in its possession;

(m)all ownership and other rights in connection with and the assets of Seller’s or its Affiliates’ employee benefit plans, and contracts or agreements related thereto;

(n)the tangible personal property described on Schedule 1.2(n);

(o)any Permit or similar right issued to or which the Seller is the beneficiary of that by its terms or under Applicable Law is not transferable to Buyer, including those indicated on Schedule 1.2 (o) as not being transferable;

(p)any contingent worker’s compensation receivables accruing or relating to any period prior to the Closing;

(q)all cost reports filed prior to the Closing Date and all correspondence, work papers, and other documents relating to such cost reports and any review or settlement thereof;

(r)all rights under Contracts that do not constitute Assumed Contracts;

(s)all information, documents, and communications of Seller prepared in connection with or in contemplation of this Agreement and the Ancillary Agreements, including legal privileges (attorney-client and other) and all work product of its counsel prepared in connection with or in contemplation of this Agreement or any Ancillary Agreements to which the Seller or any Affiliate of Seller is a party; and

(t)all Documents relating exclusively to an Excluded Asset.

1.3Retained Liabilities.

  In connection with the conveyance of the Purchased Assets, Buyer shall not assume, and Seller shall retain, all indebtedness and obligations of Seller existing at the Closing Date, (other than, in each case, the Assumed Liabilities) (collectively, the “Retained Liabilities”) consisting of: (i) indebtedness for borrowed money, capital leases or obligations for the deferred payment of the purchase price of property or services of Seller existing on or incurred prior to the Closing Date (except under any Ancillary Agreement or Assumed Affiliate Contract) (ii) liabilities (including contingent liabilities) disclosed or reserved against in the Financial Statements or due for periods after the date of such Financial Statements and incurred or accruing prior to Closing, (iii) claims or potential claims by Medicare, Medicaid, CHAMPUS/TRICARE and other similar programs of federal or state Governmental Authorities (“Government Programs”) and/or commercial third party payors other than pursuant to Government Programs (“Private Payors”) in respect of cost reports filed by Seller, or to be filed, for periods prior to Closing relating to services rendered up and including to the Closing Date, (iv) liabilities and obligations of Seller and its Affiliates arising under the terms of all Government Programs or Payor Agreements relating to services rendered by Seller prior to Closing (“Recoupments”), (v) any liabilities or obligations to the extent arising with respect to any of the Excluded Assets, (vi) subject to Section 11.6, any civil or criminal obligation or liability resulting from any violation by Seller prior to the Closing of Applicable Law or resulting from any investigations of Governmental Authorities, or any claims or actions by Government Authorities against, Seller with respect to acts or omissions of Seller prior to the Closing, (vii) federal or state income tax liabilities of Seller, (viii) except for the Assumed Liabilities, other liabilities existing at, or indebtedness or obligations of Seller undertaken or assumed, prior to Closing, (ix) except with respect to the Hired Employees PTO Benefits, all obligations or liabilities of any nature for any compensation or benefits of any kind or nature to the employees of Seller related to services rendered prior to the Closing, (x) all obligations or liabilities arising under or related to Seller’s Employee Benefit Plans, including, without limitation, workers’ compensation claims which relate to events occurring prior to the Closing, and (xi) except as otherwise provided in this Agreement, performance and payment of all obligations or liabilities incurred in respect of periods of ownership or operations by Seller prior to Closing.

1.4Assumed Liabilities.

  In connection with Buyer’s purchase of the Purchased Assets, Buyer shall assume at Closing the following indebtedness, commitments, liabilities, and obligations of Seller and/or related to the Purchased Assets: (i) performance following the Closing of the obligations of Seller under the Real Property Lease (including, without limitation, the obligations under Section 34.2 of such Real Property Lease and the use restrictions under Section 37.1 of the Real Property Lease) and the Assumed Contracts in each case arising in or related to periods after Closing but including any adjustment to the Support Rent as defined thereunder for 2019 arising under the terms of the Real Property Lease as a result of any overpayment for 2018 (but excluding the $9,305.54 refund agreed to be paid by Seller to tenant under the Real Property Lease at or prior to Closing); (ii) payment following the Closing of the obligations of Seller in respect of property taxes and Utilities for the Owned Real Property, the Leased Real Property, personal property, but only to the extent related to periods after Closing or accounted for by the proration under Section 1.7; (iii) performance following the Closing of the obligations of Seller under the Provider Agreements with respect to obligations incurred with respect to any period after the Closing; (iv) performance following the

Closing of the obligations related to periods after Closing under the Permits and all other permits, approvals, licenses, qualifications, registrations, or certifications relating to the Purchased Assets; (v) payment following the Closing of the applicable Hired Employees PTO Amount to the Hired Employees, subject to Section 10.10; (vi) performance and payment of all obligations and liabilities arising or incurred in respect of the Ancillary Agreements and the Assumed Affiliate Contracts, in each case arising in or related to periods after Closing; (vii) unless Buyer gives Notice to the Seller at least 30 days prior to Closing that it will not require services after the Closing under one or more of the Contracts listed on Schedule 1.4(vii) (the “Transition Agreements”), performance and payment of all obligations and liabilities arising or incurred under the Transition Agreements for the period from Closing to and through the date that ends with  the expiration of the minimum notice period (set forth on Schedule 1.4(vii) opposite the applicable Transition Agreement) that New Operator will provide to  Seller if New Operator no longer desires to receive services under the applicable Transition Agreement, provided that Buyer agrees to indemnify and hold Seller harmless (without regard to the limitations of Section 11.6) from any and all claims with respect to each Transition Agreement during the period after Closing that Buyer is receiving services thereunder and during any applicable notice period with respect thereto; and (viii) performance and payment of all obligations or liabilities incurred in respect of periods of ownership or operations by Buyer of the Purchased Assets following the Closing (amounts referred to in this Section 1.4(a), collectively, the “Assumed Liabilities”).

1.5Inspections.

No less than ten (10) Business Days following the Effective Date, Buyer will furnish Seller with true and complete copies of all written environmental site assessments and physical inspection reports conducted by or on behalf of Buyer with respect to Parkside and the Owned Real Property (individually an “Inspection Report” and collectively the “Inspection Reports”).  Prior to the Effective Date, Seller has to the extent permitted by the terms of such reports, furnished Buyer with all environmental site assessments in Seller’s custody and control subject to Buyer’s understanding that Buyer shall not be entitled to rely on any such prior reports without the consent of the firm preparing such prior environmental site assessment and that Seller makes no representation or warranty of any kind whatsoever with respect to any such prior environmental assessment other than that any such furnished report is a true and correct copy of such report.

1.6Purchase Price.

Subject to the terms and conditions hereof, in reliance upon the representations and warranties of Seller herein set forth and as consideration for the sale and purchase of the Purchased Assets as contemplated herein, the purchase price shall be an amount equal to Seven Million Three Hundred Thousand and No/100 Dollars ($7,300,000) (the “Purchase Price”). The Purchase Price shall be delivered to Seller at Closing via wire transfer of immediately available funds to an account designated by Seller in writing: plus or minus the proration of items pursuant to Section 1.7 between Buyer and Seller at Closing.

1.7Prorations.

Except as otherwise provided herein, Seller and Buyer shall prorate as of the Closing Date with respect to (a) ad valorem taxes, real property taxes, personal property taxes and “bed taxes”, if any, on the owned Purchased Assets based upon the amounts set forth in the current bills and the number of days in the taxable period prior to the Closing Date and in the same taxable period following the Closing Date, (b) rents or other amounts payable with respect to any Assumed Contract, and (c) all Utilities servicing any of the Owned Real Property, based in each case upon number of days occurring prior to the Closing Date and following the Closing Date during the billing period for each such Utility charge; provided however that the proration for real estate taxes for 2019 shall be based on the 2018 assessment if the 2019 assessment is not available, and Buyer shall be responsible for any increase in the 2019 assessed value (if the 2018 assessment is used due to the 2019 assessment not being yet available).  As promptly as practicable but no later than sixty (60) days after the Closing Date, there will be an adjustment for any corrections to the prorations.

1.8Earnest Money Escrow.

Concurrently with the execution of this Agreement, Seller and Buyer will enter into an escrow agreement in substantially the form attached hereto as Exhibit B or such other form as shall be acceptable to the parties and the Escrow Agent (the “Escrow Agreement”).  Within two (2) Business Days following the execution of this Agreement by Buyer, Buyer shall deposit One Hundred Fifty Thousand Dollars ($150,000) as earnest money in escrow (the “Escrow Amount”) with Madison Title Agency, LLC or such other escrow agent designated by Seller and reasonably acceptable to Buyer (the “Escrow Agent”) pursuant to such Escrow Agreement.  The Escrow Amount will be held by the Escrow Agent under the terms of the Escrow Agreement. At Closing, the Escrow Amount will be paid over to Seller and credited against the cash portion of the Purchase Price payable by Buyer. If the transaction contemplated by this Agreement does not close, the Escrow Amount shall be handled in accordance with Article 10 of this Agreement.  Each of Buyer and Seller will bear one-half of the Escrow Agent’s fees and expenses.

1.9Purchase Price Allocation.

The Purchase Price shall be allocated among the Purchased Assets in accordance with their fair market values as mutually determined by Buyer and Seller and attached hereto as Schedule 1.9 (the “Purchase Price Allocation Schedule”).  Buyer and Seller agree to cooperate in good faith to promptly agree upon the Purchase Price Allocation Schedule, to the extent it is not attached to this Agreement as of the Effective Date.  Buyer and Seller shall file any tax returns and any other governmental filings on a basis consistent with such allocation of fair market value and in accordance with Section 1060 of the  Internal Revenue Code of 1986, as amended (the “Code”).  Buyer and Seller shall exchange drafts of any information returns required by Code Section 1060, and any similar state statute that is applicable, at least thirty (30) days before filing such returns and shall discuss in good faith any modification suggested by the receiving party.  The parties hereto shall make appropriate adjustments to the allocations on the Purchase Price Allocation Schedule to reflect any adjustments to the Purchase Price.

2.	CLOSING.

2.1Closing.

Subject to the satisfaction or waiver by the appropriate party of all of the conditions precedent to Closing specified in Section 7 and Section 8 hereof, the consummation of the transactions contemplated by and described in this Agreement (the “Closing”) shall take place at 10:00 a.m. local time, at the offices of Smith, Gambrell & Russell, LLP, Suite 3100 Promenade, 1230 Peachtree Street NE, Atlanta, GA 30309 or such other location as agreed upon by the parties or remotely via the electronic exchange of PDF documents between counsel for the Buyer and counsel for the Seller and by the delivery by each Party of executed closing documents to the Escrow Agent, as required by this Agreement or as otherwise reasonably required by the Escrow Agent and by payment to the Escrow Agent of the Purchase Price pursuant to Section 1.6.  The Closing shall occur on or about March 1, 2019 or on such other date as the parties may mutually agree (the “Closing Date”); provided, however, that the Seller may, as and to the extent provided in Section 10.1, terminate this agreement if the Closing has not occurred by 5:00 PM on May 1, 2019 (the “Outside Date”).

2.2Actions of Seller at Closing.

  At the Closing and unless otherwise waived in writing by Buyer, Seller shall deliver to Buyer the following:

(a)Limited Warranty Deed(s), with covenants against grantors acts only, fully executed and in recordable form, conveying to Buyer good and marketable fee simple title to the Owned Real Property subject only to the Permitted Encumbrances that Seller is not required to remove or cure pursuant to Section 6.2 unless Seller otherwise removes or cures any such encumbrance after objection thereto by Buyer pursuant to Section 6.2 (as used in this Agreement, “good and marketable fee simple title” shall mean insurable by a nationally recognized title company acceptable to Buyer and Seller (the “Title Company”), who may also be the Escrow Agent, at standard rates), such deed or deeds collectively, the “Deed”);

(b)General Assignment, Conveyance, and Bill of Sale substantially in the form attached as Exhibit C, fully executed by Seller, conveying to Buyer good and valid title to the Owned Real Property and owned tangible and intangible personal property which are a part of the Purchased Assets, free and clear of Liens other than the Assumed Liabilities and Permitted Encumbrances referred to in Section 3.12 or Schedule 3.12;

(c)One or more Assignment of Lease Agreements substantially in the form attached hereto as Exhibit D (the “Lease Assignments”), fully executed by Seller, assigning and conveying to Buyer Seller’s interest in the Leased Real Property and Leased Personal Property;

(d)An Assignment and Assumption Agreements substantially in the form attached as Exhibit E (the “Assignment and Assumption Agreements”), fully executed by Seller, assigning and conveying to Buyer Seller’s interest in the Assumed Contracts and assignable Permits subject to Seller’s reservation of rights under the Provider Agreements and Payor Agreements as provided herein;

(e)All instruments and documents reasonably required by the Title Company to issue the Title Policy under the Title Commitment at Closing, including, but not limited to, an affidavit of title in the form reasonably required by the Title Company in order to issue its extended coverage owner’s policy of title insurance without exception for mechanic’s, materialmen’s or other statutory liens, for unrecorded easements or for other rights of parties in possession except as otherwise disclosed thereon; an affidavit of seller’s residence; and a Seller’s Affidavit Regarding Brokers, in each case in the form reasonably required by the Title Company;

(f)Copies of resolutions duly adopted by the Board of Directors of Seller, authorizing and approving Seller’s performance of the transactions contemplated hereby and the execution and delivery of this Agreement, the Ancillary Agreements, and the documents described herein, certified as true and of full force as of the Closing, by an appropriate officer of Seller;

(g)Copies of resolutions duly adopted by the sole shareholder of Seller authorizing and approving Seller’s performance of the transactions contemplated hereby and the execution and delivery of this Agreement, the Ancillary Agreements to which Seller is a party and the documents described herein, certified as true and of full force as of the Closing, by an appropriate officer of such shareholder;

(h)Certificates of the Chief Executive Officer or a Vice President of Seller, certifying that each covenant and agreement of Seller to be performed or prior to or as of the Closing pursuant to this Agreement has been performed in all material respects and the representations and warranties of Seller, are true and correct in all material respects on the Closing Date, as if made on and as of the Closing (unless such representations and warranties are already qualified by materiality, in which case they shall be true and correct in all respects);

(i)Certificates of incumbency for the officers of Seller executing this Agreement or making certifications for the Closing dated as of the Closing Date;

(j)A Foreign Investment in Real Property Tax Act affidavit executed by Seller in the form of Exhibit F;

(k)A tenant estoppel executed by the Real Property Lessee in substantially the form attached hereto as Exhibit G; provided however that such requirement shall be satisfied by the delivery of an officer’s certificate in accordance with Section 20.1(a) of the Real Property Lease (the “Tenant Officer’s Certificate”) with respect to the matters identified in clauses (i) through (iv) of Section 20.1(a) (and with respect to Section 20.1(a)(iv), such Tenant Officer’s Certificate shall include responses to such questions or statements of fact as set forth on Exhibit G), or if the Real Property Lessee shall fail or timely refuse to deliver such estoppel or Tenant Officer’s Certificate within the time period specified by Section 20.1(a) of the Real Property Lease, such failure shall constitute an acknowledgement of the matters provided for in Section 20.1 of the Real Property Lease and the Tenant Officer’s Certificate in accordance with its terms and a waiver by Buyer of the requirement for a tenant estoppel pursuant to this clause (k);

(l)A mutually acceptable settlement statement prepared by the Title Company (the “Settlement Statement”);

(m)The Guaranty executed by SunLink (the “SunLink Guaranty”) in substantially the form attached hereto as Exhibit H; and

(n)Such other instruments and documents as are necessary and are reasonably requested by Buyer, Escrow Agent or Title Company to effect the transactions contemplated hereby.

2.3Actions of Buyer at Closing

  At the Closing and unless otherwise waived in writing by Seller, Buyer shall deliver to Seller the following:

(a)The Purchase Price in cash by wire transfer in accordance with Section 1.6 hereof;

(b)Copies of resolutions duly adopted by the manager or members of Buyer, authorizing and approving Buyer’s performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described in this Agreement, certified as true and in full force as of the Closing, by the manager or members of Buyer;

(c)Copies of resolutions duly adopted by the manager or members of New Operator, authorizing and approving New Operator’s performance of its obligations contemplated hereby or assumed by any assignment of Buyer’s obligations under this Agreement or any Ancillary Agreement or by any Ancillary Agreement to which New Operator is or will become a party and the execution and delivery of any such agreements and/or assignments, certified as true and in full force as of the Closing, by the manager or members of New Operator;

(d)Certificates of the manager or board of managers or members of Buyer and New Operator, certifying that each covenant and agreement of Buyer or New Operator to be performed prior to or as of the Closing pursuant to this Agreement or any Ancillary Agreement has been performed in all material respects and the representations and warranties of Buyer and New Operator are true and correct in all material respects on the Closing Date, as if made on and as of the Closing (unless such representations and warranties are already qualified by materiality, in which case they shall be true and correct in all respects);

(e)Certificate of incumbency for the managers or members of Buyer or New Operator executing this Agreement or any Ancillary Agreement or making certifications for the Closing dated as of the Closing Date;

(f)Form PT-61 Real Estate Transfer Tax Declaration in the form filed or to be filed;

(g)The Settlement Statement; and

(h)Such other instruments and documents are necessary and reasonably requested by Seller or the Title Company to effect the transactions contemplated hereby.

2.4Actions of Buyer and Seller

The Buyer and Seller agree to comply with any provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) Privacy, Security, Transaction and Code Set Standards that are applicable to the transfer of the Purchased Assets.

2.5Allocation of Certain Closing Costs

Certain closing costs shall be allocated as provided in Exhibit K.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER

Prior to execution of this Agreement, Seller has delivered to Buyer the Seller’s Schedules referencing items of disclosure relating to the representations and warranties of Seller contained in this Agreement. As of the date hereof, and (when read in light of the Schedules as and to the extent updated in accordance with the provisions of Section 12.1 hereof), as of the Closing Date, Seller represents and warrants to Buyer the following:

3.1Existence and Capacity

Seller is a corporation, duly organized and validly existing in good standing under the laws of the State of Georgia.  Seller has the requisite corporate power and authority to enter into this Agreement, the Ancillary Agreements, and the Closing Documents, to perform its obligations hereunder and thereunder and  to conduct its business as now being conducted.

3.2Powers; Consents; Absence of Conflicts with Other Agreements, Etc.

  The execution, delivery, and performance of this Agreement by Seller, and all other agreements referenced herein, or ancillary hereto, to which Seller is a party, and the consummation of the transactions contemplated herein by Seller:

(a)are within its corporate powers, are not in contravention of Applicable Law or of the terms of its organizational documents, and have been duly authorized by all appropriate corporate action;

(b)except as provided in Section 5.4 below or as set forth on Schedule 3.2(b), do not require any approval or consent of, or filing by Seller, or to Seller’s Knowledge, by Seller with, any Governmental Authority bearing on the validity of this Agreement or the Ancillary Agreements which is required by Applicable Law;

(c)except as may otherwise be set forth on Schedule 3.2(c), will neither conflict with, nor result in any breach or contravention of, or the creation of any lien, charge, or encumbrance under, any debt instrument or other indenture, agreement, lease, instrument or understanding to which it is a party or by which it is bound, other than a breach or contravention of any restriction or consent or notice requirement imposed under any change of control, assignment or other similar provision of a Contract which would not be reasonably likely to result in a Material Adverse Effect;

(d)will not violate in any material respect any Applicable Law.

3.3Binding Agreement.

  This Agreement and all agreements to which Seller will become a party pursuant hereto are and will constitute the valid and legally binding obligations of Seller and are or will be enforceable against Seller in accordance with the respective terms hereof or thereof except as such enforcement may be limited by laws affecting creditors’ rights generally and by general equitable principles.

3.4Financial Statements.

  Seller has delivered to or made available for inspection by Buyer true and correct copies of:

(a)the Financial Statements of Seller, copies of which Financial Statements are attached as Schedule 3.4;

(b)Seller’s unaudited balance sheets, income statements, and statements of cash flows for the fiscal years ended June 30, 2018 and 2017 were compiled from Seller’s books and records;

(c)Seller’s unaudited balance sheet as of, and income statement, and statement of cash flows for the six month period ended December 31, 2018 (the “Financial Statement Date”).

Such Financial Statements were prepared in the normal course of business based upon the books and records of the Seller as historically maintained and fairly represent, in accordance with generally accepted accounting principles  (except as to the absence of footnotes and subject to year-end audit adjustments) (“GAAP”) in all material respects, Seller’s financial condition and results of operations as of the dates and for the periods indicated thereon.

3.5Certain Post Financial Statement Date Results.

  Except as set forth in Schedule 3.5, since the Financial Statement Date referenced in Section 3.4 there has not been any:

(a)material damage, destruction, or loss in excess of $100,000 (not covered by insurance) affecting the tangible Purchased Assets;

(b)Material Adverse Effect;

(c)to Seller’s Knowledge, threatened employee strike, work stoppage, or labor dispute pertaining to Seller or Parkside;

(d)sale, assignment, transfer, or disposition of any item of property, plant or equipment included in the Purchased Assets having a value in excess of One Hundred Thousand Dollars ($100,000) (other than supplies and inventory), except in the ordinary course of business which is not replaced by Seller with property, plant or equipment of comparable value prior to Closing;

(e)general increases in the compensation payable by Seller to its employees providing services to Parkside, or any increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan, remuneration or arrangements made to, for or with such employees, except in the ordinary course of business;

(f)material changes in the rates charged by Parkside for its services, other than those made in the ordinary course of business;

(g)material changes in accounting methods or practices or changes in depreciation or amortization policies, employed by Seller with respect to the Owned Real Property, except as otherwise required by GAAP guidelines issued by the Public Company Accounting Oversight Board, or Applicable Law including regulations, requirements and guidelines issued by the Securities and Exchange Commission or any Government Program;

(h)material transactions pertaining to Parkside by Seller outside the ordinary course of business.

3.6Licenses.

  The SNF is and will be duly licensed, as of the date of Closing, as a skilled nursing facility pursuant to the applicable laws of the State of Georgia.  All healthcare operations of Parkside which are required to be specially licensed are duly licensed by the Georgia Department of Community Health, or other appropriate licensing agency (collectively “DCH”), except where the failure to be so licensed would not adversely affect in any material respect the ability of Seller to carry on the business of operating Parkside substantially in the manner as currently conducted.  Seller has (i) all other material licenses, registrations, permits, and approvals which are necessary or required by Applicable Law to operate Parkside or any material ancillary services related thereto substantially as presently operated and (ii) made available for inspection by Buyer a list on Schedule 3.6 of all such material licenses, registrations, permits and approvals owned or held by Seller relating to the ownership or operation of Parkside, all of which are now and as of the Closing shall be in good standing and not subject to meritorious challenge, except in any such case where the challenge would not reasonably be expected to have a Material Adverse Effect or a material adverse effect, the ability of Seller to operate Parkside substantially in the manner conducted by Seller as of the Effective Date.  Seller shall cooperate reasonably and in good faith with the reasonable requests of Buyer to assist Buyer to transfer or obtain necessary licenses to operate Parkside substantially in the manner and extent as currently conducted.

3.7Certificates of Need.

  Schedule 3.7 lists all certificate of need approvals held by Seller with respect to Parkside, which constitute all certificate of need approvals necessary for Seller to own and operate Parkside and the Purchased Assets (exclusive of any certificates of need required by any Real Estate Lessee) and to carry on Parkside’s business as currently conducted. Seller and Parkside, as applicable, are, and at all times have been, in material compliance with the terms and conditions of any such certificates of need approvals.  Each such certificate of need is valid and in good standing and not subject to meritorious challenge. No Certificate of Need applications, requests for letters of nonreviewability or determination requests pertaining to Parkside are currently pending.  As used herein, “Certificate of Need” means a written statement whether in the form of a permit, license or otherwise issued by the DCH evidencing community need for a new, converted, expanded or otherwise significantly modified skilled nursing facility, skilled nursing or rehabilitation service or capital expenditure.

3.8Medicare Participation/Accreditation.

  Parkside is qualified for participation in the Government Programs through the provider contracts of Seller, is in material compliance with the conditions of participation in such programs, and has received all approvals or qualifications necessary for reimbursement thereunder.  There is no Government Program Proceeding pending, or, to Seller’s Knowledge, threatened, involving any of the Government Programs or any other third party payor programs, including Parkside’s participation in and the reimbursement received by Seller with respect to Parkside from the Government Programs or any Private Payor programs.  “Government Program Proceeding” means any claim, action, arbitration, audit (including, without limitation, any audit by any Medicaid Integrity Contractor, Comprehensive Error Rate Testing, Zone Program Integrity Contractor or similar audits), hearing, investigation, litigation, suit or other similar proceeding by or before a Governmental Authority with respect to or under a Government Program.  The billing practices of Seller with respect to Parkside to all third party payors, including the Government Programs and Private Payors to Seller’s Knowledge: (i) have been in substantial compliance with Applicable Laws and mandatory policies of such third party payors including the Government Programs, and (ii) Seller has not billed or received any payment or reimbursement in excess of amounts allowed by Applicable Law, except as and to the extent that liability for such overpayment is either immaterial or has been satisfied in connection with normal cost report settlements in the ordinary course of business.  Seller has not been excluded from participation in the Government Programs nor to Seller’s Knowledge is any such exclusion threatened.  Based upon and in reliance upon Seller’s review of (x) the “list of Excluded Individuals/Entities” on the website of the United States Health and Human Services Office of Inspector General (http://oig.hhs.gov/fraud/exclusions.html), and (y) the “List of Parties Excluded From Federal Procurement and Nonprocurement Programs” on the website of the United States General Services Administration (http://www.arnet.gov/epls/), none of the officers, directors or managing Employees of Seller have been excluded from participation in the Government Programs.  Except as set forth in a writing delivered by Seller to Buyer or as set forth on Schedule 3.8, Seller has not received any written notice pertaining to Parkside from any of the Government Programs, or any other third party payor programs of any pending or threatened investigations or open surveys (other than surveys in the ordinary course of business).

3.9Regulatory Compliance.

  Except as set forth on Schedule 3.9, Seller is and, to the Knowledge of Seller, at all times within the three (3) year period preceding the Effective Date has been, in material compliance with Applicable Laws of Governmental Authorities having jurisdiction over Seller and Parkside with respect to the operations of Parkside.  Seller has timely filed, or by the due date will file, all material reports, data, and other information required to be filed with any Government Authority with respect to the ownership or operation of Parkside.  To the Knowledge of Seller, neither Seller nor any of its Employees, have committed any violation of federal or state laws regulating health care fraud, including but not limited to the federal Anti-Kickback Law, 42 U.S.C. §1320a-7b, the Physician Self-Referral Law, 42 U.S.C. §1395nn, as amended, and the False Claims Act, 31 U.S.C. §3729, et seq. To the Knowledge of Seller, Seller is in substantial compliance with the relevant administrative simplification provisions required under HIPAA, including the mandatory electronic data interchange regulations and the health care privacy and security regulations, as of the applicable effective dates for such requirements (Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) and the American Recovery and Reinvestment Act of 2009 (ARRA), Pub. L. No. 111-5 (2009)) and The Improving Medicare Post-Acute Care Transformation Act of 2014 (the “IMPACT Act”).

3.10Owned Real Property.

  With respect to the Owned Real Property:

(a)Except as described on Schedule 3.10(a), the Owned Real Property does not violate any Applicable Law, except any such violation which would not adversely affect in any material respect the use thereof as currently being used by Seller, and Seller has not received notice of Condemnation or the like relating to any part of the Owned Real Property or the operation thereof;

(b)Except as described on Schedule 3.10(b), Seller has not received notice that the Owned Real Property or its operation by Seller violate any applicable zoning ordinances, nor, to Seller’s Knowledge, will the Buyer’s operation of a skilled nursing facility, adult resource center or rehabilitation therapy center as operated as of the Effective Date on the Owned Real Property result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing, and Seller has received no written notice that the buildings and improvements constituting the Owned Real Property are noncompliant with any building codes, including life safety codes related to sprinkler systems and/or other fire safety-related matters except for any violations previously remediated;

(c)Except as described on Schedule 3.10(c), the Owned Real Property is subject to no easements, restrictions, ordinances, or such other limitations on title so as to make such property unusable for its current use or the title uninsurable or unmarketable or which materially restrict or impair the use, marketability or insurability of the Owned Real Property for use as a skilled nursing facility;

(d) Except as described on Schedule 3.10(d) and subject to any applicable “grandfathered” or other pre-existing rights and conditions under Accessibility Laws, the Owned Real Property is in substantial compliance with the applicable provisions of the Rehabilitation Act of 1973, Title III of the Americans with Disabilities Act, and the provisions of any comparable Georgia state statute relative to accessibility with respect to Seller’s current use of the Owned Real Property (these laws are referred to, collectively, as the “Accessibility Laws”), and there is no pending, or, to Seller’s Knowledge, threatened litigation, administrative action or complaint (whether from any Governmental Authority or from any other Person) relating to compliance of any of the Owned Real Property with the Accessibility Laws;

(e)Except for the Real Property Lessee, the Residents or as described on Schedule 3.10(e), there are no tenants or other Persons occupying any space in the Owned Real Property, other than pursuant to the Real Property Lease, Patient Residency Agreements or other tenant leases described in Schedule 3.10(e) and, except pursuant to the Real Property Lease, Patient Residency Agreements or as described on Schedule 3.10(e), no tenants have paid rent in advance for more than one month and no improvement credit or other tenant allowance of any material amount is owed to any tenant, nor is any landlord improvement work required, except as disclosed in  Schedule 3.10(e);

(f)Schedule 3.10(f) sets forth a “rent roll” which sets forth for any real property leases at the Owned Real Property (other than the Real Property Lease or any leasehold interest under the Residency Agreements) where Seller is the landlord:  (i) the names of  lessees and then current rental period; (ii) the rental payments for the then current month under each of the leases; (iii) a list of any then delinquent rental payments; (iv) a list of any material concessions granted to lessees; (v) a list of lessee deposits, if any, and a description of any application thereof, and (vi) a list of any uncured material defaults under the leases known to Seller;

(g)Except as described on Schedule 3.10(g), Seller has not received any written notice of any existing, proposed or contemplated plans to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Owned Real Property or that would materially and adversely affect the current use of any part of the Owned Real Property;

(h)Except as described on Schedule 3.10(h), the Owned Real Property is not located within a one hundred year flood plain or, to Seller’s Knowledge, an area identified by the Secretary of Housing and Urban Development as having “special flood hazards,” as such term is used in the National Flood Insurance Act of 1968, as amended and supplemented by The Flood Disaster Protection Act of 1973, and in regulations, interpretations and rulings thereunder; and

(i)Except as described on Schedule 3.10(i), to Seller’s Knowledge, the existing improvements located upon the Owned Real Property do not encroach upon adjacent premises or upon existing utility company easements and existing restrictions are not violated by the improvements located on the Owned Real Property.

3.11Title; Sufficiency of Assets.

  As of the Closing, Seller shall own and hold good and marketable title to the Owned Real Property and good and valid title to all other owned Purchased Assets and a good and valid leasehold interest in the Leased Personal Property, subject to no mortgage, lien, pledge, security interest, conditional sales agreement, right of first refusal, option, restriction, liability, encumbrance, or charge other than the Permitted Encumbrances. The Purchased Assets consist of all the assets used to operate and are adequate for the purposes of operating a skilled nursing facility in the manner in which it has been operated by Seller immediately prior to Closing except for assets utilized by SunLink in its home office such as computers, copiers, licensed software, cost report records, etc. to provide accounting, financial, and management services to Seller individually or to one or more and other healthcare facilities owned by SunLink or SHST which provides information technology services to the Seller and Parkside.  Except as may be set forth in Schedule 3.11, to Seller’s Knowledge, there are no material facts or conditions affecting the Purchased Assets (exclusive of those affecting generally the healthcare industry, other skilled nursing facilities similarly situated with the SNF, other adult day service providers similarly situated with the ARC, and other rehabilitation therapy providers similarly situated with the RTC) which would reasonably be expected, individually or in the aggregate, to interfere with the use, occupancy or operation of the Purchased Assets substantially as currently used, occupied or operated by the Seller or their adequacy for such use.

3.12Employee Benefit Plans.

  Schedule 3.12 contains an accurate list of all “employee welfare benefit plans” and “employee pension benefit plans,” as such terms are defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other group employee benefit plan or similar agreement or arrangement maintained by or for the benefit of Seller (collectively, the “Employee Benefit Plans”) which relate to Parkside. Neither Seller nor any Affiliate of Seller has taken any action, or omitted to take any action, with respect to the Employee Benefit Plans which reasonably would be expected to result in a Lien on any of the Purchased Assets.  Neither Seller nor any of its ERISA Affiliates is or has been a participant in, or is or has been obligated to maintain or to make contributions to, a multiemployer plan (within the meaning of ERISA Section 3(37) and ERISA Section 4001(a)(3)) or an Employee Benefit Plan which is subject to Title IV of ERISA.  Neither Seller nor any of its ERISA Affiliates has incurred any withdrawal liability, nor does Seller or any of its ERISA Affiliate have any potential withdrawal liability.  Neither Seller nor any of its ERISA Affiliates has sponsored, contributed to or been obligated under Title I or IV of ERISA to contribute to a “defined benefit plan” (as defined in ERISA Section 3(35)) or a plan that was ever subject to Section 412 or 430 of the Code, or Part 3 of Title I of ERISA.  For purposes of this Section 3.12, the term “ERISA Affiliate” shall mean each trade or business (whether or not incorporated) which together with Seller is treated as a single employer under Section 414(b), (c), (m), (o) or (t) of the Code.

3.13Litigation.

  Schedule 3.13 contains an accurate list of all litigation, arbitrations, or other similar proceedings pending with respect to the Seller or the Purchased Assets (other than by reason of any sealed complaint of which Seller has no Knowledge).  Seller is not in default under any order of a Governmental Authority known to Seller with respect to Parkside or the Purchased Assets.  Except as set forth in a writing delivered by Seller to Buyer or as set forth on Schedule 3.13, there are no claims, actions, suits, proceedings, or investigations pending (other than by reason of any sealed complaint of which Seller has no Knowledge), or, to the Knowledge of Seller, threatened by any  Governmental Authority with respect to Parkside or the Purchased Assets.

3.14Environmental Laws.

  As of the Closing, except as set forth on Schedule 3.14 or as disclosed in the Inspection Reports:  (i) the Owned Real Property is in material compliance with Applicable Laws pertaining to the protection of human health and safety or the environment (collectively, “Environmental Laws”), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended  (“CERCLA”), and the Resource Conservation and

Recovery Act, as amended (“RCRA”) and (ii) Seller has not received any notice alleging or asserting either a violation of any applicable Environmental Law or a legal obligation to investigate, assess, remove, or remediate any property that is a Purchased Asset, including but not limited to the Owned Real Property, under or pursuant to any Environmental Law. Except as set forth on Schedule 3.14, to Seller’s Knowledge, no Hazardous Materials have been, and through the Closing Date will be, possessed, managed, processed, released, handled, disposed of on or released or discharged from or onto, or to Seller’s Knowledge, threatened, to be released from or onto, the Owned Real Property by Seller in violation of any applicable Environmental Law.  Except as set forth on Schedule 3.14 hereto, Seller has not allowed, and, to Seller’s Knowledge, no prior owners, operators or occupants of the Owned Real Property have allowed, any Hazardous Materials to be discharged, possessed, managed, processed, released, or otherwise handled on the Owned Real Property in a manner which is or was in violation of any Environmental Law not subsequently remedied, and Seller has complied in all material respects with Environmental Laws applicable to any part of the Owned Real Property. Seller shall promptly notify Buyer should Seller become aware of any lien, notice, litigation, or threat of litigation relating to any alleged or actual unauthorized release of any Hazardous Materials with respect to any part of the Owned Real Property.  Except as set forth on Schedule 3.14 or the Inspection Reports: (i) to the Knowledge of Seller, none of the physical plants located on the Owned Real Property contain regulated asbestos containing materials currently requiring any material abatement or remediation action in order to comply with Applicable Law, and (ii) to the Knowledge of Seller, there are no other asbestos containing materials within the physical plants located on the Owned Real Property. Notwithstanding anything else in this Agreement to the contrary, the foregoing sentence and clause (ii) of the first sentence of this Section 3.14 are the sole representations and warranties of Seller with respect to asbestos containing materials on the Owned Real Property or with respect to asbestos and the physical plants located on the Owned Real Property and Buyer acknowledges and agrees that absent a material breach of the foregoing representations and warranties (and then only to the extent of such breach), Seller shall have no responsibility whatsoever with respect to any future abatement or remediation or other action with respect to any asbestos containing material on the Owned Real Property or the located on the Owned Real Property, including, without limitation, pursuant to Article 11 of this Agreement nor shall any cost or Loss with respect to any asbestos containing material on the Owned Real Property or the physical plants located on the Owned Real Property form the subject of any Claim under Article 11 or constitute a liability reducing the Threshold or the Cap to which Seller is entitled under Article 11.  Without in any way limiting the generality of the foregoing, to Seller’s Knowledge, (a) all underground storage tanks located on the Owned Real Property and relevant information in Seller’s possession relating to the capacity, uses, dates of installation and contents of such tanks located on the Owned Real Property is identified in Schedule 3.14; (b) there are no, nor to the Knowledge of Seller have there ever been, any collection dumps, pits, disposal facilities or surface impoundments located on the Owned Real Property for the containment of Hazardous Materials except any identified in Schedule 3.14; and (iii) all existing underground storage tanks known to Seller have been maintained in material compliance with applicable Environmental Laws during Seller’s ownership.  Notwithstanding any other provision of this Agreement to the contrary, the representations and warranties set forth in this Section 3.14 are the Seller’s sole and exclusive representations and warranties regarding Environmental Laws, claims based on Environmental Laws, Permits required under Environmental Laws and any other environmental matters.

3.15Hill-Burton and Other Liens.

  Except as set forth on Schedule 3.15, the Healthcare Facilities are not subject to any loans, grants or loan guarantees pursuant to the Hill-Burton Act program, the Health Professions Educational Assistance Act, the Nurse Training Act, the National Health Planning and Resources Development Act, and the Community Mental Health Centers Act, as amended, or similar Applicable Laws relating to skilled nursing facilities. The transactions contemplated hereby will not result in any obligation on Buyer or any of its Affiliates to repay any of such loans, grants or loan guarantees.

3.16Taxes.

  With respect to Parkside, except as otherwise set forth on Schedule 3.16, Seller has filed all income Tax Returns and all other Tax Returns which it is required to have filed under Applicable Law as of the Effective Date (all of which, as amended are true and correct in all material respects) and has duly paid or made provision for the payment of all Taxes (including any interest or penalties and amounts due state unemployment authorities) which are shown due and payable on any Tax Returns for which Seller has liability to the appropriate tax authorities.  Seller has withheld required amounts from its employees’ compensation in substantial compliance with applicable withholding and similar provisions of the Code, including employee withholding and social security taxes, and any and all other Applicable Laws.  No deficiencies for any of such Taxes have been asserted, or to Seller’s Knowledge, threatened, and no audit on any such returns is currently under way or, to Seller’s Knowledge, threatened. There are no outstanding agreements by Seller for the extension of time for the assessment of any such Taxes.  Except as set forth on Schedule 3.16, Seller has not taken and will not take any action in respect of any Taxes (including, without limitation, any withholdings required to be made in respect of employees) which may have a Material Adverse Effect upon the Purchased Assets as of or subsequent to Closing.  Other than Permitted Encumbrance, there are no Liens on any of the Purchased Assets with respect to and, to Seller’s Knowledge; no basis exists for the imposition of any such Liens (other than for liens that arise for Taxes that are not yet due and payable).

3.17Employee Relations.

(a)Except as set forth on Schedule 3.17(a) hereto, there has not been within the last three (3) years, there is not presently pending, or to Seller’s Knowledge, threatened, and no event has occurred or circumstance exists, in either case known to Seller, that could provide the basis for, any strike, slowdown, picketing, work stoppage, or employee grievance process, or any proceeding against or affecting Seller or Parkside relating to an alleged violation of any Applicable Law pertaining to labor relations, including any charge, complaint, or unfair labor practices claim filed by an employee, union, or other Person with the National Labor Relations Board or any comparable Governmental Authority, organizational activity, or other labor dispute against or affecting Seller.  With respect to Seller’s Employees, (i) no collective bargaining agreement exists or is currently being negotiated by Seller; (ii) to Seller’s Knowledge, no application for certification of a collective bargaining agent is pending; (iii) no demand on Seller has been made for recognition by a labor organization; (iv) to Seller’s Knowledge, no union representation question exists or union organizing activities are taking place; and (v) none of Seller’s Employees is represented by any labor union or organization.

(b)To Seller’s knowledge, Seller has complied in all material respects with Applicable Law relating to employment; employment practices; terms and conditions of employment; equal employment opportunity; nondiscrimination; immigration; wages; hours; benefits; payment of employment, social security, and similar taxes; occupational safety and health; and plant closing related to Parkside, the non-compliance with which would reasonably be expected to result in any material liability.  Except as set forth in Schedule 3.17(b), Seller is not liable for the payment of any compensation, damages, taxes, fines, penalties, interest, or other amounts, however designated, for failure to comply with any of the foregoing.  Except as set forth in Schedule 3.17(b), there are no pending or, to Seller’s Knowledge, threatened claims before the Equal Employment Opportunity Commission (or comparable state agency), complaints before the Occupational Safety and Health Administration (or comparable state agency), wage and hour claims, unemployment compensation claims, workers’ compensation claims, or the like related to Parkside.

(c)Seller has made available for inspection by Buyer the personnel records of all of Seller’s Employees who provide services at Parkside and the salary or wage records for such Employees including records reflecting PTO that is accrued or credited but unused or unpaid.  Schedule 3.17(c) lists each employment, consulting, independent contractor, bonus, or severance agreement to which Seller is a party and which relates primarily to the operation of Parkside (copies of each having been made available for inspection by Buyer).  Schedule 3.17(c) lists the employees of Seller who had an “employment loss,” as such term is defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”), within the ninety (90) days preceding the Closing; in relation to the foregoing, Seller has not violated the WARN Act or any similar state or local legal requirements.  Except as set forth in Schedule 3.17(c), to Seller’s Knowledge, no officer, director, agent, employee, consultant, or independent contractor of Seller is bound by any contract that purports to limit the ability of such officer, director, agent, employee, consultant, or independent contractor to engage in or continue or perform any conduct, activity, duties or practice relating to Parkside.

3.18Certain Contracts.

  Schedule 3.18 contains an accurate list of all Contracts, whether or not an Assumed Contract, which to Seller’s Knowledge materially affect Parkside or the operation thereof and has made available for inspection by Buyer all such material Contracts, including, without limitation, (a) the Provider Agreements, (b) agreements with health maintenance organizations, managed care organizations, third party payors, preferred provider organizations, or other alternative delivery systems (the “Payor Agreements”), (c) joint venture or partnership agreements, (d) employment contracts or any other contracts, agreements, or commitments to or with employees, (e) contracts with independent contractors and other individual service providers at Parkside providing for  annual compensation in excess of $25,000, (f) contracts or commitments materially affecting ownership of, title to, use of or any interest in the Owned Real Estate, (g) equipment leases, (h) equipment maintenance agreements, (i) agreements with local Governmental Authorities, (j) collective bargaining agreements or other contracts or commitments to or with any labor unions, labor organizations, or other employee representatives or groups of employees, (k) agreements providing a Lien other than a Permitted Encumbrance on any Purchased Assets, (l) other than under any Government Program, contracts or commitments providing for payments based in any manner on the revenues or profits of Parkside, the SNF, the ARC or the RTC or the Owned Real

Property, (m) contracts or commitments, whether in the ordinary course of business or not, which restrain, in any manner, the operations of Parkside, the SNF, the ARC, the RTC or use of the Owned Real Property (including, but not limited to, noncompetition agreements), and (n) contracts or commitments, whether in the ordinary course of business or not, which involve future payments, performance of services or delivery of goods or material, to or by Parkside.  However, with respect to items (g), (h) and (n) above, Seller makes such representations only with respect to those involving future payments, performance of services or delivery of goods to or by Seller in an amount or value in excess of Twenty-Five Thousand Dollars ($25,000) on an annual basis, or to the extent such commitments, contracts, leases and agreements are or are proposed to be Contracts to be assigned to and assumed by Buyer.

3.19Assumed Contracts.

  Schedule 1.1(h) sets forth a true and complete list of the Contracts constituting Assumed Contracts. Seller has made available for inspection by Buyer true and correct copies of the Assumed Contracts.  Seller represents and warrants with respect to the Assumed Contracts that:

(a)The Assumed Contracts constitute valid and legally binding obligations of Seller and are enforceable against Seller in accordance with their terms except as such enforcement may be limited by laws affecting creditors or contractors rights generally and by general equitable principles;

(b)Each Assumed Contract together with all identified amendments and supplements thereto or waivers thereunder constitutes the entire agreement by and between the respective parties thereto with respect to the subject matter thereof; and

(c)All material obligations required to be performed by Seller under the terms of the Assumed Contracts prior to Closing have been or will have been performed in all material respects prior to Closing and each of such Assumed Contracts is in full force and effect without existing material default on the part of Seller.

3.20Inventory.

  The Inventory constituting a part of the Purchased Assets is, in the opinion of the Responsible Officers of Seller, (i) substantially of a quality and quantity presently usable and/or salable in the ordinary course of business of Parkside and (ii) on the Closing Date, will be being maintained at levels sufficient in all material respects for the operation of Parkside in the ordinary course of business consistent with past practice immediately after the Closing Date provided that Seller shall have no obligation to place orders for inventories for periods of time or deliveries after Closing.

3.21Insurance.

  Schedule 3.21 sets forth a true and complete list of the insurance policies covering the ownership and operations of Seller at Parkside (other than those related to any Employee Benefit Plans or procured by Persons other than the Company with respect to the Leased Real Property), which Schedule reflects the policies’ numbers, identity of insurers, amounts, and type of coverage.  All of such policies are in full force and effect. Seller has given in a timely manner to its insurers all notices required to be given under its insurance policies with respect to all of the claims and actions Known to Seller which are, to Seller’s Knowledge, covered by insurance, and no insurer has denied coverage of any such claims or actions.  Except as set forth on Schedule 3.21, Seller has not (a) received any written notice or other communication from any such insurance company canceling or materially amending any of such insurance policies and to Seller’s Knowledge, no such cancellation or amendment is threatened or (b) to Seller’s Knowledge, failed to give any required notice or present any claim which is still outstanding under any of such policies with respect to Seller or Parkside or the Owned Real Property.

3.22Experimental Procedures.

  During the past five (5) years Seller has not performed or permitted the performance of any Experimental Procedures involving Patients at Parkside not authorized and conducted in accordance with the procedures of the applicable institutional review board.

3.23Condition of Assets

Except as identified in the Inspection Reports or as set forth on Schedule 3.23,  all material items of tangible Purchased Assets are generally in functional condition, ordinary wear and tear excepted and except as set forth on Schedule 3.23, to Seller’s Knowledge there are no items of material deferred maintenance necessary to the current functionality of any material item of tangible Purchased Assets as currently used by Seller.  Except as expressly set forth in this Agreement, or the instruments of transfer of the Purchased Assets, to Seller’s Knowledge, Schedule 3.23 lists to the Knowledge of Seller, any noncompliance with building and safety codes in the buildings, structures, facilities and major equipment as such assets are currently used.

3.24Compliance Program.

  Seller has provided or made available for inspection by Buyer a copy of Seller’s current Compliance Program materials, other than materials subject to a legal privilege which Seller believes could be waived by such provision, including without limitation, all program descriptions, compliance officer and committee descriptions, ethics and risk area policy materials, training and education materials, auditing and monitoring protocols, reporting mechanisms, and disciplinary policies pertaining to the Parkside.  Except to the extent set forth on Schedule 3.24, Seller (a) is not a party to a Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services, (b) has no reporting obligations pursuant to any settlement agreement entered into with any Governmental Authority, (c) has not, to Seller’s Knowledge, been the subject of any Government Program investigation conducted by any federal or state Governmental Authority (other than routine examinations of cost reports), (d) has not been a defendant in any qui tam or False Claims Act litigation (other than by reason of any sealed complaint of which Seller has no Knowledge), (e) has not been served with or received any search warrant, subpoena, civil investigative demand, or, to Seller’s Knowledge, any contact letter from any federal or state Governmental Authority (in each case except in connection with medical services provided to third parties who may be defendants or the subject of investigation into conduct unrelated to the operation of Parkside), and (f) has not received any written complaints from employees or any other Person that would indicate that Seller has violated any Applicable Laws with respect to any Government Program in any material respect that has not been resolved.

Schedule 3.24 includes a list of each audit and investigation conducted by Seller pursuant to its Compliance Program during the last three (3) years and related to or involving Parkside.  For purposes of this Section 3.24, the term “Compliance Program” refers to provider programs of the type described in the compliance guidance published by the Office of Inspector General of the Department of Health and Human Services.

3.25Disclosure.

This Agreement and Schedules and all Closing Documents (as defined below) of Seller to Seller’s Knowledge do not and will not include any untrue statement of a material fact relating to Parkside or the Purchased Assets.  Copies of all documents referred to in any Schedule, to the extent in Seller’s possession, have been made available for inspection by Buyer and constitute accurate copies thereof and include all amendments, exhibits, schedules, appendices, supplements or modifications thereto or waivers thereunder in Seller’s possession. The term “Closing Documents” means those documents executed and delivered by Seller at the Closing pursuant to Section 2.

3.26No Brokers.

  Except as set forth on Schedule 3.26, Seller has not engaged any broker, investment banker, financial advisor or other Person or entity on a contingency fee basis in connection with the transactions contemplated by this Agreement.

3.27No Additional Warranties.

(a)The representations, warranties, and covenants contained in this Agreement are the only representations or warranties or covenants given by the Seller pursuant to or in connection with this Agreement.  Buyer hereby acknowledges that, prior to the Closing Date, it will have conducted or had the opportunity to conduct its own inspection and investigation of Seller and the Purchased Assets and except with respect to the representations and warranties of Seller set forth in this Agreement, is purchasing the Purchased Assets with no other representations, warranties, covenants or guaranties of any kind, express or implied, either oral or written, made by Seller or any officer, director or employee of Seller or any agent or representative of Seller.

(b)No representation or warranties are made by Seller in connection with the sale of the Purchased Assets or the operation of Parkside other than as expressly set forth in this Agreement. There is no warranty of merchantability attaching to any of the personal property transferred by this Agreement, (b) without limiting the generality of the foregoing, Seller has made no warranty or representation with respect to any of the following items: (i) the future financial condition of Parkside, the SNF, the ARC or the RTC; (ii) the future census of the SNF, the ARC or the RTC; (iii) future insurance or reimbursement under any Government Program or by any Private Payor or by any other third party payor; (iv) except as otherwise set forth in this Agreement, the condition of the Building or any other buildings on the Owned Real Property and their contents, including but not limited to the furniture, fixtures, furnishings and equipment; (v) future use or compliance with Government Programs for skilled nursing facilities, nursing facilities, ADS, rehabilitation facilities or other uses; (vi) required or necessary staffing patterns; (vii) source or amount of future revenues; (viii) the continued existence, interpretation or future effect of Applicable Laws affecting or relating to the operations of Parkside, the SNF or the ADC or the RTC; (ix) the number of beds for skilled nursing care or authorized capacity for other services that may be licensed to or provided by Parkside, the SNF, the ADC or the RTC or any expansion thereof or of the services provided thereby at any time after the Closing Date; (x) the authority of Parkside, including the SNF, subsequent to the Closing to continue to admit Patients or provide services to Patients or other participants under any Government Program; or (xi) subsequent to the Closing Date, the status of the Provider Agreements under any Government Program.

(c)As of the Effective Date, Buyer will have fully inspected the Owned Real Property, will have made all investigations as it deems necessary or appropriate, and except for any representations of Seller made elsewhere in this Agreement, Buyer will be relying solely upon its inspection and investigation of the Owned Real Property for all purposes whatsoever, including, but not limited to, the determination of the condition of the structures, improvements, soils, subsurface, drainage, surface and groundwater quality, and all other physical characteristics; availability and adequacy of utilities; compliance with Applicable Laws; access; encroachments; acreage and other survey matters; and the character and suitability of the Owned Real Property for Buyer’s use after Closing. No representation or warranties are made by Seller in connection with the sale of the Purchased Assets or the operation of Parkside, the condition of the buildings on the Owned Real Property, or the state of repair of the buildings on the Owned Real Property including improvements, other than as expressly set forth in this Agreement. In addition, Buyer acknowledges and agrees that except for any representations of Seller elsewhere in this Agreement, the Owned Real Property is, and the other Purchased Assets are, being purchased and will be conveyed “AS IS” with all faults and defects, whether patent or latent, as of the Closing. There have been no representations, warranties, guarantees, statements or information, express or implied, pertaining to the Owned Real Property, its condition, or any other matters whatsoever, made to or furnished to Buyer by Seller or any officer, director or employee of Seller or any employee or agent of Seller, except as specifically set forth in this Agreement.

3.28Other Information.

Buyer agrees that neither Seller nor any directors, officers, managers, employees, attorneys, accountants, brokers, finders, investment advisors or bankers or other agents will have or be subject to any liability to Buyer or any other Person resulting from the provision to Buyer, or Buyer’s use of, any information, document, or material made available to Buyer by Seller in any “data room” (electronic or otherwise), management presentation, broker’s meeting, marketing materials, or any other form in anticipation of the transactions contemplated by this Agreement, other than information, documents, or materials incorporated in or referenced in the representations and warranties contained in this Agreement.  In connection with Buyer’s investigation of the Purchased Assets, Buyer may have received from or on behalf of Seller of budgets and/or oral estimates, projections, forecasts or plans with respect to future operation of the Purchased Assets.  Buyer acknowledges that there are uncertainties inherent in such a budget and/or estimates, projections and other forecasts and plans, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of any such budget, estimates, projections, forecasts or plans.

3.29Third Party Payor Cost Reports.

Seller has duly filed all required cost reports for all the fiscal years through and including the fiscal year specified on Schedule 3.29.  To Seller’s Knowledge, all of such cost reports accurately reflect the information required to be included thereon and such cost reports do not claim reimbursement in any amount in excess of the amounts to which Seller believes it is entitled by Applicable Law or applicable agreements. Schedule 3.29 indicates which of such cost reports have not been audited and finally settled and a brief description of any and all notices of program reimbursement, proposed or pending audit adjustments, disallowances, appeals of disallowances, and, to the Seller’s Knowledge, any and all other unresolved claims or disputes in respect of such cost reports.

3.30Intellectual Property; Computer Software

The material items of Intellectual Property currently owned, leased or licensed by Seller including agreements, licenses or commitments relating to data processing programs, software or source codes utilized in connection with Parkside but (i) excluding the Operating Documents, (ii) excluding customary “shrink wrap” and similar licenses or (iii) not involving future payments, performance of services or delivery of goods to or by Seller in an amount or value in excess of Fifty Thousand Dollars ($50,000) on an annual basis are listed in Schedule 3.30. No proceedings are pending, or to the Seller’s Knowledge, threatened, which challenge the validity of the ownership by Seller of such Intellectual Property and, to the Seller’s Knowledge, there is no basis therefor.  Seller has not licensed anyone to use any Intellectual Property of Seller other than in connection with the provision of services to Seller and to the Seller’s Knowledge, there is no use or infringement of any Intellectual Property of Seller by any other Person.  To the Seller’s Knowledge, Seller owns (or possesses adequate and enforceable licenses or other rights to use) the items of Intellectual Property, and computer software programs and similar systems used in the conduct of the business of Parkside except for Intellectual Property, and those items of software and similar items, owned or licensed by or to SunLink or SHST and held or made available for use by Seller or which are the subject of a Contract which is not an Assumed Contract.  This Section 3.30 constitutes the sole representation and warranty of Seller under this Agreement with respect to any actual or alleged infringement, misappropriation or other violation by Seller or any Affiliate of Seller of, or with respect to, the Intellectual Property of any other Person.

3.31Improper Payments.

To the Knowledge of Seller, neither Seller nor any of its respective directors, officers, employees or agents, have made any bribes, kickbacks or other illegal payments to, or received any such illegal payments from, customers, vendors, suppliers or other persons contracting with the Seller has not proposed or offered to make or receive any such illegal payments.

4.	REPRESENTATIONS AND WARRANTIES OF BUYER.

  As of the date hereof, and, when read in light of any Schedules which have been updated in accordance with the provisions of Section 12.1 hereof, as of the Closing Date, Buyer represents and warrants to Seller the following:

4.1Existence and Capacity.

  Each of Buyer and New Operator is a limited liability company, duly organized and validly existing in good standing under the laws of the State of Georgia.  Each of Buyer and New Operator has the requisite power and authority to enter into this Agreement, the Ancillary Agreements, the Closing Documents, and the other documents and agreements to which it is or will become a party and to perform its obligations hereunder and thereunder and to conduct its business as now being conducted and as proposed to be conducted immediately after Closing.

4.2Powers; Consents; Absence of Conflicts With Other Agreements, Etc.

  The execution, delivery, and performance  by each of Buyer and New Operator of this Agreement, the Ancillary Agreements, the Closing Documents, and the other documents and agreements to which it is or will become a party and the consummation of the transactions contemplated therein by Buyer or New Operator:

(a)are within their respective powers, are not in contravention of Applicable Law or of the terms of their respective organizational documents, and have been duly authorized by all appropriate action;

(b)except with respect to the transfer, assignment and/or issuance of the Licenses and the Provider Agreements (as applicable), do not require any approval or consent of, or filing with, any Governmental Authority bearing on the validity of this Agreement or the Ancillary Agreements which is required by Applicable Law;

(c)will neither conflict with, nor result in any breach or contravention of, or the creation of any lien, charge or encumbrance under, any indenture, agreement, lease, instrument or understanding to which either of them is a party or by which either of them is bound; and

(d)will not violate any Applicable Law.

4.3Binding Agreements.

  This Agreement and all agreements to which Buyer or New Operator will become a party pursuant hereto are and will constitute the valid and legally binding obligations of Buyer or New Operator and are and will be enforceable against Buyer or New Operator in accordance with the respective terms hereof and thereof except as such enforcement may be limited by laws affecting creditors’ rights generally and by general equitable principles.

4.4Available Capital.

Buyer’s obligations under this Agreement are not subject to any condition regarding Buyer’s ability to obtain financing for the consummation of the transactions contemplated hereunder. Except for the conditions set forth in this Agreement with respect to Buyer’s obligations to close, there are no other conditions precedent or other contingencies related  to Buyer’s ability to have sufficient funds to pay the Purchase Price to Seller at Closing.  Buyer has no reason to believe that it will be unable to satisfy on a timely basis its obligation to have at Closing immediately available funds which are sufficient to pay the cash portion of the Purchase Price due at Closing. Unless this Agreement is earlier terminated, Buyer will have by the Outside Date funds in amounts sufficient to pay the Purchase Price to Seller and will at the Closing have immediately available funds, which are sufficient to pay the cash portion of the Purchase Price.

4.5Litigation.

  Other than as set forth on Schedule 4.5 hereto, there is no litigation, arbitration or similar proceeding pending or, to the Knowledge of Buyer, threatened against Buyer (or any Affiliate thereof) (i) with respect to which there is a reasonable likelihood of a determination which, individually, or in the aggregate, would materially hinder or impair the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or (ii) which seeks to enjoin or obtain damages in respect to the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

4.6Performance.

  To the Knowledge of Buyer, there are no facts or circumstances that may reasonably be expected adversely to affect in any material respect Buyer’s ability to perform its obligations under this Agreement or the Ancillary Agreements or Seller’s ability to perform its obligations under this Agreement or the Ancillary Agreements.

5.	COVENANTS OF SELLER PRIOR TO CLOSING.

Between the date of this Agreement and the Closing (or earlier termination of this Agreement):

5.1Information.

(a)Seller shall afford Buyer access on a strictly confidential basis and at Buyer’s sole expense (i) to the officers and authorized representatives of Buyer to inspect the Purchased Assets at a time scheduled with Seller’s Representative, (ii) to inspect the books, and records of the Seller with respect to the Purchased Assets and of Parkside and the Responsible Officers of Seller at a time scheduled with Seller’s Representative; and (iii) at reasonable times, to inspect such additional financial and operating data, employee lists with length of service and rates of pay, and other information in Seller’s possession regarding the business, employees and properties of Seller pertaining to the Purchased Assets as Buyer may from time to time reasonably request.  Buyer’s right of access and inspection shall be exercised in a strictly confidential manner so as not to interfere with the normal operations of the Purchased Assets or Parkside or Seller, and shall be coordinated by Buyer’s Representative through Seller’s Representative.

(b)Buyer’s right to conduct inspections on, at or otherwise with respect to the Purchased Assets prior to the Closing Date shall be subject to Buyer’s continuing compliance with each and all of the following conditions: (i) all such inspections shall be conducted in a manner that is not disruptive to residents, employees, and lessees at the Owned Real Property; (ii) Buyer shall at all times strictly comply with all Applicable Laws applicable to the inspection of any books and records of the Seller, Parkside, or the Purchase Assets including the Owned Real Property and shall not engage in any activities that would violate any Applicable Law or permits, licenses, or environmental, wetlands or other regulations pertaining to the residents of the SNF, the participants in the other healthcare services of Parkside, the employees or agents of Seller, the SNF, the ARC, the RTC or the other Purchased Assets including the Owned Real Property; (iii) promptly after entry onto the Owned Real Property or other inspection of the books and records of Seller or the Purchased Assets, Buyer shall restore or repair, to Seller’s reasonable satisfaction, any damage thereto caused by or otherwise arising from any act or omission by Buyer, its agents, representatives or contractors; and (iv) neither Buyer nor its agents, representatives or contractors shall engage in any activities that would cause Seller’s rights, title, interests or obligations in or relating to the books and records of Seller, the Purchased Assets including the Owned Real Property or Seller’s compliance with Applicable Law to be adversely affected in any way, including, the assertion of any mechanic’s liens, and Buyer shall, without limitation, promptly remove and bond over any liens, claims of liens or other matters affecting the books and records of Seller or the Purchased Assets including the Owned Real Property which are caused by or based on the acts or omissions of Buyer, its agents, representatives or contractors.

(c)Buyer, at its sole cost and expense, shall defend (through counsel reasonably approved by Seller), indemnify, and hold Seller harmless from and against all injury, liability or damage, whether to Person or property, arising from its inspection of the books and records of Seller or the Purchased Assets including the Owned Real Property which are caused by or based on the acts or omissions of Buyer, its agents, representatives or contractors. Buyer’s inspection pursuant to this Section 5.1, or a violation by Buyer or its agents, employees or contractors of any of the provisions of this Section 5.1. This Section 5.1 shall survive the termination of this Agreement for any reason other than Closing for a period of one (1) year. If Buyer does not consummate the transaction contemplated by this Agreement for any reason Buyer shall promptly deliver to Seller, upon written request therefor, any due diligence materials, reports, surveys or studies obtained by Buyer from third parties during the course of its inspection of the books and records of Seller or the Purchased Assets including the Owned Real Property; provided, however, that if Buyer’s failure to close is due to Seller’s breach of its obligations under this Agreement that Seller shall pay to Buyer its actual out-of-pocket expenses with respect to specific materials which Seller desires.

5.2Operations.

  Seller will:

(a)carry on its business pertaining to Parkside and the Purchased Assets in substantially the same manner as presently conducted, and not make any material change in personnel, operations, finance, accounting policies, or real or personal property pertaining to the Purchased Assets;

(b)maintain or cause to be maintained Parkside and the Owned Real Property and substantially all the parts thereof in normal operating condition, ordinary wear and tear excepted;

(c)perform its obligations under material agreements relating to or affecting the Purchased Assets;

(d)keep in full force and effect present insurance policies or other comparable insurance of Seller pertaining to the Purchased Assets; and

(e)use commercially reasonable efforts to: maintain and preserve the business organization of Seller at Parkside intact, maintain Patient census and payor mix consistent with past practice and in the ordinary course of business, retain its present employees at Parkside in the ordinary course and maintain its relationships with staff, Patients, and suppliers of Parkside and others having business relations with Parkside in the ordinary course.

5.3Negative Covenants.

Seller will not, without the prior written consent of Buyer (no such consent to be unreasonably withheld, delayed or conditioned):

(a)amend in any materially adverse respect or terminate any of the Contracts to be assigned to and assumed by Buyer, or, except in the ordinary course of business of the Seller or Parkside, enter into any contract or commitment, or incur or agree to incur any liability of or relating to Parkside or the Owned Real Property, except as provided herein or in the ordinary course of business of the Seller or Parkside and in no event greater than Fifty Thousand Dollars ($50,000) in the aggregate;

(b)except in the ordinary course of Business, incur any material liability under any contract or commitment related to Parkside or the Owned Real Property with any referral sources;

(c)except in the ordinary course of Business, increase benefits arrangements or compensation payable or to become payable, or make any bonus payment to or otherwise enter into one or more bonus agreements (including, without limitation, adopt any employee retention plan or severance plan other than such “stay or retention bonus” for one or more executives or managers of Seller as may reasonably be deemed advisable by Seller) with any Seller employee, except in the ordinary course of business in accordance with existing personnel policies;

(d)sell, assign, lease, or otherwise transfer or dispose of any property, plant, or material equipment pertaining to Parkside or the Owned Real Property except in the normal course of business with comparable replacement of any non-obsolete or obsolescent equipment, so sold, assigned, leased or transferred;

(e)incur costs in respect of construction-in-progress pertaining to Parkside or the Owned Real Property in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

(f)take any material action outside the ordinary course of business of Seller except as required hereunder in connection herewith or required by Applicable Law or existing Contract or as provided in this Agreement or any Ancillary Agreement or in any transition services plan mutually agreed upon with Buyer which, in any such case, would reasonably be expected to be materially adverse to the financial condition or operations of Parkside or the Owned Real Property;

(g)sell, transfer, otherwise dispose of any material item of the Purchased Assets or reduce Inventory, except in any such case in the ordinary course of business;

(h)enter into a collective bargaining agreement;

(i)make charitable contributions on behalf of Parkside other than the provision of indigent and charity care services consistent with historic practices;

(j)without first obtaining Buyer’s consent (which consent may be withheld in Buyer’s sole discretion), convey any rights in the Owned Real Property, or enter into any option, lease, security documents, easement (other than any normal utility easements) or similar agreement, which in any such case grants to any person or entity (other than Buyer) any rights with respect to the Owned Real Property or any part thereof or any interest therein;

(k)change in any material respect accounting, collection or payment practices or policies in respect of Parkside, except as required by Applicable Law, any Governmental Authority or changes in GAAP; or

(l)enter into any agreement which is reasonably expected by Seller to have a Material Adverse Effect on Parkside or the Purchased Assets.

5.4Governmental Approvals.

  Seller shall (i) use commercially reasonable efforts to obtain governmental approvals (or exemptions therefrom), if any, which are necessary or required by Seller to allow Seller to perform its obligations under this Agreement; and (ii) cooperate reasonably with Buyer and its representatives and counsel as reasonably requested by Buyer in connection with Buyer obtaining any governmental approvals, licenses and permits (or exemptions therefrom) which are necessary for Buyer’s consummation of the transactions contemplated herein.

5.5Additional Financial Information.

  Within thirty (30) days following the end of each calendar month prior to Closing), Seller shall deliver to Buyer true and complete copies of the internal department financial and operational reports (collectively, the “Interim Statements”) of, or relating to, the Purchased Assets for each month then ended, together with a year to date summary.  The Interim Statements will be based upon the books and records of Seller and fairly represent in accordance with GAAP in all material respects (except as to the absence of footnotes and subject to audit adjustments) its financial condition and results of operations as of the dates indicated thereon.

5.6No-Shop Clause.

  Seller agrees that it will not, at any time following the date of this Agreement and prior to the Outside Date or termination of this Agreement: (i) sell, assign or otherwise dispose of, or enter into any binding agreement with any party (other than Buyer) to sell, assign, or otherwise dispose of, subject to 5.3(d), all or any significant portion of the Purchased Assets, (ii) sell, assign or otherwise dispose of, or enter into any binding agreement with any party (other than Buyer) to sell, assign, or otherwise dispose of, any ownership interest in Seller, or (iii) merge or consolidate

Seller with any other person other than an Affiliate of Seller, unless Buyer shall consent thereto, which consent shall not be unreasonably refused, conditioned or delayed and provided that the foregoing shall not prohibit Seller’s compliance with the existing terms of the Real Property Lease.

5.7Nursing Staff Disclosure.

  To Seller’s Knowledge there have not been any material adverse actions by Seller taken against current nursing staff members of the SNF during the current and past two (2) calendar years which Seller believes may reasonably be expected to result in any material claim or action against Seller.

5.8Surveys.

   Within five (5) Business Days after the execution of this Agreement by the parties hereto, Seller shall make available to Buyer copies of any existing survey in Seller’s possession of the Owned Real Property to Buyer. Buyer shall be entitled to obtain at Buyer’s expense a new survey of the Owned Real Property including, without limitation, a current as-built survey of the Owned Real Property (collectively, the “Surveys”).

6.	COVENANTS OF BUYER PRIOR TO CLOSING.

  Between the date of this Agreement and the Closing:

6.1Governmental Approvals.

  Buyer shall use commercially reasonable efforts to obtain all governmental approvals, licenses and permits (or exemptions therefrom) that are attainable prior to Closing, which are necessary or required to allow Buyer to perform its obligations under this Agreement and to assist and cooperate with Seller and its representatives and counsel in obtaining all governmental consents, approvals, and licenses which Seller deems necessary or appropriate and in the preparation of any document or other material which may be required by any Governmental Authority as a predicate to or as a result of the transactions contemplated herein.

6.2Title Commitment.

(a)Buyer shall be responsible, at its expense, for obtaining such title commitment in current ALTA form for the Owned Real Property (“Title Commitment”) issued by the Title Company in the amount specified pursuant to Section 7.3. Buyer represents and warrants that Buyer has delivered to Seller all of its reasonable good faith objection to any title or other matters shown on the Title Commitment or Surveys by a written notice of objections delivered to Seller prior to the Effective Date and all such objections have been removed or cured to Buyer’s satisfaction.  Seller shall have no further obligation to remove or cure title objections or title defects or encumbrances, except for the following items, which shall be removed or cured by Seller by or at Closing: (i) any lien for Taxes for calendar years prior to 2019 and exceptions or encumbrances to title which are created by Seller after the date of this Agreement and not permitted by Section 5.3(j). As to any such exceptions or objections raised by Buyer after the Effective Date, Seller shall have five (5) Business Days from the receipt of Buyer’s notice of objections to have such exceptions or objections removed, or, if acceptable to Buyer, to provide affirmative title insurance protection for such exceptions reasonably satisfactory to Buyer. If Seller fails either to provide for the removal of such exceptions or objections or to obtain affirmative title insurance protection for such exceptions or objections satisfactory to Buyer in Buyer’s sole discretion within such ten (10) Business Day period, then Buyer may elect to terminate this Agreement by delivering written notice to Seller no later than three (3) Business Days following such period or accept the Owned Real Property “as is” without any reduction in the Purchase Price. Buyer shall have the right at any time on or prior to the Closing Date to waive any objections that it may have made and, thereby, to preserve this Agreement in full force and effect.

(b)At all times prior to Closing, Buyer shall have the right to object to (i) any adverse change in title (to the extent not arising by, through or under Buyer) which first appears of record after the date of this Agreement and on or prior to the Closing Date which change would adversely affect the use of the Owned Real Property in and for substantially the use as a skilled nursing facility in any material respect or involve a loss in the fair market value (as reasonably determined by independent MAI appraisal by an appraiser mutually agreed by Seller and Buyer) of the Owned Real Property in excess of $250,000 or (ii) any Liens which can be cured by the payment of money (other than Permitted Encumbrances or Liens arising by, through or under Buyer) (collectively, “Monetary Liens”). If Seller cannot or will not cure or satisfy any such objection (or any objection which Seller has previously undertaken to cure or satisfy) on or prior to the Closing Date, Buyer may: (i) if the objection is not the result of a Monetary Lien, either terminate this Agreement or waive such objection; or (ii) if the objection is the result of a Monetary Lien, then the following shall apply: (y) if the amount of the Monetary Lien is equal to or less than $100,000, then Buyer shall receive a credit against the Purchase Price equal to the amount of such Monetary Lien and proceed to Closing; and (z) if the amount of the Monetary Lien is greater than $100,000, then Buyer shall have the right to either terminate this Agreement (and receive a refund of the Escrow Amount plus all reasonable out-of-pocket costs and expenses incurred by Buyer in pursuing the transaction contemplated herein, including reasonable attorneys’ fees but excluding all costs and legal fees relating to any financing activities of Buyer (collectively “Reimbursable Costs”), or waive such objection.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

  Notwithstanding anything herein to the contrary, the obligations of Buyer to consummate the transactions described herein are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent unless (but only to the extent) waived in writing by Buyer at the Closing:

7.1Representations/Warranties.

  The representations and warranties of Seller contained in this Agreement shall be true in all material respects at Closing (unless such representation and warranty is already qualified by materiality, in which case it shall be true in all respects) when read in light of Schedules, if any, which have been updated in accordance with the provisions of Section 12.1 hereof (except for representations and warranties which by their express provisions are made as of an earlier date, in which case they shall be true and correct in all material respects as of such date), as though such representations and warranties had been made on and as of such Closing Date.  Seller’s covenants set forth in this Agreement required to be complied with or performed on or before the Closing

Date pursuant to the terms hereof shall have been duly complied with and performed in all material respects or waived by Buyer at or prior to Closing.

7.2Pre-Closing Confirmations.

   Buyer, assuming its exercise of due diligence and commercially reasonable efforts to obtain, shall have, at its sole cost and expense, obtained documentation or other evidence reasonably satisfactory to Buyer that Buyer has:

(a)Received approval from Government Entities to the extent any such approval is required to complete the transactions herein contemplated (a list of those material approvals, which to Seller’s Knowledge are required, being attached as Schedule 7.2); and

(b)Obtained the other consents and approvals set forth on Schedule 7.2 (the “Required Consents”) as may be legally or contractually required for the consummation of the transactions described herein if the failure to receive the same would result in a Material Adverse Effect or which are reasonably necessary to complete effectively the transactions contemplated by this Agreement taken as a whole.

7.3Title Commitment.

  At the Closing, Buyer, assuming its exercise of due diligence and commercially reasonable efforts to obtain, shall, at its sole cost and expense, have obtained, from the Title Company a commitment to issue an owner’s title policy to Buyer and all required endorsements thereto necessary to conform to the Title Commitment (the “Title Policy”) on the Owned Real Property, on the Closing Date, assuming the payment of an amount no greater than its standard rate in the form of  its standard ALTA form owner’s policy of title insurance, insuring in the amount of the amount of the Purchase Price under this Agreement allocated to the Owned Real Property (provided, however, that if the Title Company is unable and/or unwilling to provide such policy in the amount of the Purchase Price under this Agreement allocated to the Owned Real Property, then the title company shall provide such owner’s policy of title insurance in the amount of the fair market value of the Owned Real Property, as reasonably determined by independent appraisal), that title to the Owned Real Property is vested of record in Buyer on the Closing Date, subject only to the Permitted Encumbrances that Seller is not required to remove or cure pursuant to Section 6.2, unless Seller otherwise removes or cures any such encumbrance (other than Permitted Encumbrances which Seller is not required to remove) after objection thereto by Buyer pursuant to Section 6.2.

7.4No Orders.

  No order, investigation, judgment or ruling shall have been issued by any Governmental Authority restraining or prohibiting the transactions herein contemplated, and no such Governmental Authority shall have taken any other action, passed any law, or adopted any regulation which prohibits or renders illegal the consummation of the transactions contemplated by this Agreement.

7.5Adverse Change.

  Since the Effective Date, there shall not have occurred any event, change or occurrence that has had a Material Adverse Effect on Seller or the Owned Real Property or the other Purchased Assets, and subject to Section 12.21 Seller shall not have suffered any material casualty loss or damage to the Purchased Assets in excess of $250,000 not covered by insurance.

7.6Insolvency.

  Seller shall not (i) be in receivership or dissolution, (ii) have made any assignment for the benefit of creditors, (iii) have admitted in writing its inability to pay its debts as they mature, (iv) have been adjudicated a bankrupt, or (v) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against Seller (individually, an “Insolvency Event”, and, collectively, “Insolvency Events”).

7.7Vesting.

   At the Closing, Seller shall have transferred and conveyed to Buyer, the Purchased Assets accompanied by such instruments of transfer necessary or appropriate to transfer to and effectively vest in Buyer all right, title, and interest of Seller in and to the Purchased Assets.

7.8Closing Deliveries.

   Seller shall have made the deliveries required to be made by it under Section 2.1 hereof.

7.9Governmental Authorizations.

Assuming Buyer’s exercise of due diligence and commercially reasonable efforts, Buyer shall have obtained all material licenses, permits, approvals, certificates of need and authorizations from Governmental Authorities that are customarily obtainable prior to Closing which are necessary or required for Buyer to complete the transactions contemplated by this Agreement and the operation of Parkside by Buyer after the Closing if the failure to obtain the same would result in a Material Adverse Effect or a material adverse effect on the ability of Seller to operate Parkside substantially in the manner conducted as of the Effective Date (a list of those material licenses, permits, approvals and authorizations which are to Buyer’s Knowledge required, being attached as Schedule 7.2).

7.10Schedule Updates.

  Buyer shall have approved of any updates to Seller’s Schedules in accordance with Section 12.1.

8.	CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

  Notwithstanding anything herein to the contrary, the obligations of Seller to consummate the transactions described herein are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent unless (but only to the extent) waived in writing by Seller at the Closing:

8.1Representations/Warranties

The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date (unless such representation and warranty is already qualified by materiality, in which case it shall be true in all respects) with the same force and effect as though such representations and warranties had been made on the Closing Date (except, in either case, for such representations and warranties which by their express provisions are made as of an earlier date, in which case they shall be true and correct as of such date). Each and all of the terms, covenants, and conditions of this Agreement to be complied with or performed by Buyer on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed in all material respects or waived by Seller at or prior to Closing.

8.2No Orders.

No order, injunction, judgment or ruling shall have been issued by any Governmental Authority of competent jurisdiction restraining or prohibiting the transactions herein contemplated, and no such Governmental Authority shall have taken such action or enacted any Applicable Law, which prohibits or renders illegal the consummation of the transactions contemplated by this Agreement.

8.3Closing Deliveries.

  Buyer shall have made the deliveries required to be made by it under Section 2.2 hereof.

8.4Governmental Authorizations.

Assuming Seller’s exercise of due diligence and commercially reasonable efforts, Seller shall have obtained all material licenses, permits, approvals and authorizations from Governmental Authorities that are necessary or required for completion by Seller of the transactions contemplated by this Agreement or the Ancillary Agreements.

8.5Schedule Updates.

   Seller shall have approved of any updates to Buyer’s Schedules in accordance with Section 12.1.

9.	COVENANTS NOT TO COMPETE.

9.1Seller’s Covenant Not to Compete and Non-Solicitation.

Seller hereby covenants that at all times from the Closing Date until the fifth (5th) anniversary of the Closing Date, Seller shall not, and shall cause SunLink and its controlled Affiliates, and each of their successors and assigns, not to, directly or indirectly, (i) except pursuant to any Ancillary Agreement, Assumed Affiliate Contract or as a consultant or contractor to or of Buyer (or any Affiliate of Buyer), own, lease, manage, operate, Control, or participate in any manner with the ownership, leasing, management, operation or Control of any skilled nursing facility or ADS which offers services in competition with those services being provided by Parkside as of the date of this Agreement within a twenty-five (25) mile radius of Parkside (the “Territory”) without Buyer’s prior written consent (which Buyer may withhold in its discretion) or (ii) solicit for employment, any Person who both at Closing and any applicable date of determination was a Hired Employee; provided, however, that the foregoing shall not prevent (A) the ownership, operation or provision by Seller, SunLink or SHST or any Affiliate of Seller, SunLink or SHST, including any successor to any such Person or any Affiliate of such Person or any Person becoming an Affiliate of such Person or the acquirer of any of the material assets of any such Person from owning, operating or providing (i) information management services or information management or information technology related consulting services to any Person including, without limitation, managing information and records, including physical and electronic medical records and the books and records of healthcare providers and other Persons, cloud computing services and storage, records migration, integration, and interoperability services, analysis and selection of hardware and software, information technology and support and training services, remote access and disaster planning services, network and other security design and infrastructure, LAN/WAN architecture, unified communications, datacenter infrastructure and operations, electronic infrastructure design and management and similar services and (ii) pharmacy goods and services including, without limitation, through the ownership or operation of retail pharmacies, the ownership or operation of institutional pharmacy services to institutional clients or to Patients in institutional settings, such as nursing homes, specialty hospitals, hospice, and correctional facilities, the ownership or operation of non-institutional pharmacy services such as providing pharmaceutical and biological products to clients or Patients in non-institutional setting such as residential homes; and the ownership or operation of Persons engaged in the sale or rental of durable medical equipment including the sale and rental of equipment or products for nursing homes and patient-administered home care, to any skilled nursing facility, provider of adult day services or outpatient or inpatient rehabilitation services or to any Person inside or outside the Territory or (B) (i) any internet posting accessible to the public and not specifically targeted (directly or indirectly by other means of communication) to any Hired Employee, (ii) any general solicitation or advertisement not specifically directed toward any Hired Employee or (iii) the hiring of any Hired Employee solicited in accordance with clause (i) or (ii).

9.2Remedies.

  In the event of a breach of this Section 9, the parties recognize that monetary damages would be inadequate to compensate the injured party and the injured party shall be entitled, without the posting of a bond or similar security, to an injunction restraining such breach.  Nothing contained herein shall be construed as prohibiting the parties from pursuing any other remedy available to them for such breach or threatened breach.  All parties hereto hereby acknowledge the necessity of protection against the competition of the other party and its Affiliates and that the nature and scope of such protection has been carefully considered by the parties.  The parties further acknowledge and agree that the covenants and provisions of this Section 9 form part of the consideration under this Agreement and are among the inducements for the parties entering into and consummating the transactions contemplated herein.  The scope, period provided, and the area covered are expressly represented and agreed to be fair, reasonable, and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate for agreeing to the restrictions contained in this Section 9.  If, however, any court determines that the foregoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.  The party who substantially prevails in an action to enforce this Section 9, shall be entitled to an award of costs and attorneys’ fees to be paid by the non-prevailing party. The parties agree that in construing this Section 9 in an enforcement action, the court should seek to comport with the reasonable intent and expectations of the parties and in favor of providing reasonable protection of all legitimate business interest of the Buyer; and further if a court finds that a contractually specified restraint of Section 9 is overly broad, restrictive, or otherwise violates laws applicable to the scope of the restrictive covenant, then the parties agree that the court may modify the restraint provision and grant only the relief reasonably necessary to protect such interest, or interests, and to achieve the original intent of the parties to the extent possible.

10.	ADDITIONAL AGREEMENTS.

10.1Termination.

Notwithstanding anything herein to the contrary (except as provided in Section 10.2), this Agreement may be terminated at any time upon the occurrence of any one of the following:

(a)on or prior to the earlier of the Closing or prior to the Outside Date by mutual consent of Seller and Buyer;

(b)on or prior to the earlier of the Closing or the Outside Date by Buyer, if satisfaction of any material condition to Buyer’s obligations under Section 7 of this Agreement (except as otherwise expressly addressed in this Section 10.1) becomes impossible notwithstanding Buyer’s exercise of its due diligence and commercially reasonable efforts (unless the failure results in whole or in part from Buyer’s breaching any representation, warranty or covenant herein);

(c)on or prior to the earlier of the Closing or the Outside Date by Buyer pursuant to and subject to:

i.Buyer’s compliance with Section 6.2, or

ii.Buyer’s compliance with Section 12.21;

(d)[Intentionally Omitted]

(e)on or prior to the earlier of the Closing or the Outside Date by Buyer if a Material Adverse Effect shall have occurred to Parkside;

(f)on or prior to the earlier of the Closing or the Outside Date by Seller, if satisfaction of any material condition to Seller’s obligations under Section 8 of this Agreement (except as otherwise expressly addressed in this Section 10.1) becomes impossible notwithstanding Seller’s exercise of its due diligence and commercially reasonable efforts (unless the failure results from Seller’s breaching any material representation, warranty, or covenant herein);

(g)by Seller if the Closing shall not have taken place for any reason (except as otherwise expressly addressed in this Section 10.1) other than solely Seller’s failure to perform its material obligations under this Agreement by the Outside Date (unless extended by mutual agreement of Buyer and Seller), in which event Seller shall be entitled to be paid the Escrow Amount plus any accrued interest thereon;

(h)on or prior to the earlier of the Closing or the Outside Date by Buyer pursuant to and subject to Buyer’s compliance with Section 12.1; and

(i)on or prior to the earlier of the Closing or the Outside Date by Buyer or Seller pursuant to and subject to their respective compliance with Section 10.14(b).

10.2Opportunity to Cure and Effect of Termination.

(a)Except for a termination by Seller pursuant to Section 10.1(g) neither party to this Agreement may claim termination or pursue any other remedy referred to in this Section 10 on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten (10) Business Days within which to cure such breach.  The Closing Date shall be postponed for such 10 Business Day Period (but not beyond the Outside Date) if necessary to afford such opportunity to cure.

(b)If Buyer terminates this Agreement pursuant to Section 10.1(b) or 10.1(e), then Buyer shall be entitled to return of the Escrow Amount within two (2) Business Days of termination.  If, after a breach of this Agreement by Seller that is not cured within the applicable cure period, Buyer has not terminated the Agreement then Buyer may seek specific performance of the Seller’s obligations under this Agreement and pursue a claim for all costs and expenses, including reasonable attorney fees and expenses, in pursuing such specific performance claim; provided, however, that if specific performance has not been granted, then Buyer may terminate this Agreement pursuant to this Section and receive a return of the Escrow Amount plus any accrued interest thereon plus liquidated damages in an amount equal to the Escrow Amount.

(c)If Buyer terminates this Agreement pursuant to Section 10.1(c)(i), or Section 10.1(h), then Buyer shall be entitled to return of the Escrow Amount within two (2) Business Days, together with payment by Seller of Buyer’s Reimbursable Costs promptly after Buyer’s submission of reasonable written evidence of the same, and thereafter neither party shall have any further rights or obligations hereunder, except for those rights and obligations that by their terms expressly survive the termination of this Agreement.

(d)If Buyer terminates this Agreement pursuant to Section 10.1(c)(ii), then Buyer shall be entitled to return of the Escrow Amount within two (2) Business Days, and thereafter neither party shall have any further rights or obligations hereunder, except for those rights and obligations that by their terms expressly survive the termination of this Agreement.

(e)If Buyer or Seller terminates this Agreement pursuant to Section 10.1(i), then Buyer shall be entitled to return of the Escrow Amount within two (2) Business Days, together with payment by Seller of Buyer’s Reimbursable Costs promptly after Buyer’s submission of reasonable written evidence of the same, and thereafter neither party shall have any further rights or obligations hereunder, except for those rights and obligations that by their terms expressly survive the termination of this Agreement.

(f)If this Agreement is terminated for any reason other than as specified in Section 10.1(b), Section 10.1(c)(i)-(ii), Section 10.1(e), Section 10.1(h), or Section 10.1(i), then Seller shall receive the Escrow Amount plus any accrued interest thereon, and neither party shall have any further rights or obligations under this Agreement, except for those rights and obligations that by their terms expressly survive the termination of this Agreement.

10.3Post-Closing Access to Information.

  Seller and Buyer acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party for one or more purposes, and each party will cooperate in good faith and comply with its obligations under Section 10.4 with respect to preservation and access to records post-Closing.

10.4Transfer, Preservation and Access to Records After the Closing.

(a)Upon Closing, Seller shall transfer to Buyer, and Buyer shall assume possession and custody of, all Facility Records; provided, however, that Seller shall be entitled to keep such copies of any Facility Records as it may deem necessary and as permitted by Applicable Law. With respect to electronic versions of Facility Records, the parties shall cooperate at Buyer’s expense to facilitate an orderly transition of such Facility Records to Buyer’s electronic record system (in the case of electronic Medical Records Buyer’s system being PointClickCare (“PCC”)); provided, however, that Buyer shall be responsible for any costs charged by PCC with respect to the transfer of such Medical Records. In the event that any Facility Records are not transferred to Buyer (for whatever reason other than due to actions or omissions of Buyer), Seller shall maintain such Facility Records in accordance with Applicable Law and at Buyer’s expense if the transfer failure is due to the actions or omissions of Buyer, and Seller will use commercially reasonable efforts, at Buyer’s expense to make such Facility Records promptly available to Buyer upon request as required in connection with any reasonable purpose, to the extent permitted by Applicable Law.  Notwithstanding the foregoing, Seller shall have no duties to incur any costs or advance any funds with respect to the cost of storage or access to any Facility Records that require the provision of goods and services from any Person other than Seller except as, and then only to the extent required by, Applicable Law.

(b)After the Closing, Buyer shall, in the ordinary course of business and to the extent as required by Applicable Law, keep and preserve in their original form the medical and billing records of Patients at Parkside as of and prior to the Closing.  For purposes of this Agreement, the term “records” includes all documents, electronic data and other compilations of information in any form.  Buyer acknowledges that as a result of entering into this Agreement and operating Parkside it will gain access to patient and other information which is subject to rules and regulations regarding confidentiality. Buyer agrees to abide by any such rules and regulations relating to the confidential information it acquires.  Buyer agrees to maintain the patient records of Seller which are located at Parkside at the Closing or at Parkside after Closing in accordance with Applicable Law (including, if applicable, Section 1861(v)(i)(I) of the Social Security Act (42 U.S.C. §1395(v)(l)(i)), the privacy and security requirements of the Administrative Simplification subtitle of HIPAA and applicable state requirements with respect to medical privacy and requirements of relevant insurance carriers, all in a manner consistent with Applicable Law the maintenance of patient records generated at Parkside after Closing.

(c)Upon reasonable notice, during normal business hours, at no out-of-pocket cost or expense to Buyer, Buyer will afford to the representatives of Seller access to and copies of the patient medical and billing records of Parkside to the extent they relate to any services performed or bills rendered during any period prior to Closing for any reasonable purpose.  Upon reasonable notice, during normal business hours and at no out-of-pocket cost or expense to Buyer, Buyer shall also make its officers and employees available to Seller at reasonable times and places after the Closing for the foregoing purposes.  In addition, Seller shall be entitled, at Seller’s sole cost and expense, to copy and/or remove from Parkside any such patient and/or billing records or copies thereof, for any reasonable purpose including purposes of billing or pending or threatened litigation involving a Patient to whom such records refer upon Buyer’s receipt of any required consents and authorizations.  Any original patient record so removed from Parkside shall be promptly returned to Buyer following its use by Seller.  Any access to Parkside, its records or Buyer’s personnel granted to Seller in this Agreement shall be upon the condition that any such access not materially interfere with the normal business operations of Buyer.

10.5Tax and Medicare Effect.

  None of the parties (nor such parties’ counsel or accountants) has made or is making any representations to any other party (nor such party’s counsel or accountants) concerning any of the tax or reimbursement effects of the transactions provided for in this Agreement as each party hereto represents that each has obtained, or may obtain, independent advice with respect to tax and reimbursement matters and upon which it, if so obtained, has solely relied.

10.6Reproduction of Documents.

  This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) the documents delivered at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished to Seller or to Buyer, may, subject to the provisions of Section 12.9 hereof, be reproduced by Seller and by Buyer by any photographic, photostatic or other similar process and Seller and Buyer may destroy any original documents so reproduced.  Seller and Buyer agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Seller or Buyer in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

10.7Cooperation on Tax Matters.

  Following the Closing, the parties shall cooperate fully with each other and shall make available to the other, as reasonably requested and at the expense of the requesting party, and to any Governmental Authority with authority with respect to Taxes, all information, records or documents relating to Tax liabilities or potential Tax liabilities of Seller for all periods on or prior to the Closing and any information which may be relevant to determining the amount payable under this Agreement, and shall preserve all such information, records and documents (to the extent a part of the Purchased Assets delivered to Buyer at Closing) at least until the expiration of any applicable statute of limitations or extensions thereof.

10.8Collection of Pre-Closing Accounts Receivable.

(a)Pursuant to Section 1.2(b), Seller shall retain its right, title and interest in and to all unpaid accounts and other receivables that relate to all periods prior to the Closing, including, any accounts receivable arising from rate adjustments under any Government Programs which relate to periods prior to the Closing, even if such adjustments occur after the Closing.

(b)From the Closing for a period ending on the earlier of (i) the date on which all of Seller’s known accounts receivables are collected or (ii) the second anniversary of the Closing Date (the “Collection Period”), Buyer and/or New Operator will continue to collect the accounts receivables of Seller as of the Closing (the “Collection Assets”) in accordance with the reasonable business practices of Buyer and/or New Operator, which practices shall be at least as diligent as the standard business practices of Buyer or its affiliates operating skilled nursing facilities existing at the Effective Date; provided, however, that neither Buyer nor New Operator shall have any obligation to institute any litigation or other proceeding to collect any Collection Assets or incur any expenses of collection, other than  the expenses of collection which Buyer and/or New Operator would incur in the ordinary course of business with respect to the collection of their own accounts receivable after the Closing and any other de minimis expenses including copying and postage charges.  On the request of Seller, Buyer and New Operator will offer Seller additional reasonable assistance, including the provision of information, to assist Seller in the collection of the Collection Assets, including the prompt re-billing of any accounts previously billed by Seller with such adjustments and modifications, if any as Seller may specify. In consideration for the provision of such services, Seller shall compensate Buyer as set forth on Exhibit L, attached hereto.

(c) During the Collection Period, Buyer shall, or shall cause New Operator and any other Affiliate of Buyer and New Operator or any third party vendor to, deposit all remittances for healthcare services at the Owned Real Property performed directly or indirectly by or on behalf of Buyer, New Operator and any other Affiliate of Buyer or New Operator into a segregated account (which may be Seller’s existing deposit account identified to Buyer)  for  credit to Seller and Buyer as provided in accordance with this Section 10.8 (an “Account Receivables Deposit Account”); provided, however, that neither Buyer, New Operator nor any Affiliate thereof shall create, incur, assume, or suffer to exist any Lien upon any Account Receivables Deposit Account into which funds related to the pre-Closing operation of the Facility are deposited, or suffer to exist any Account Receivables Deposit account into which funds related to the pre-Closing operation of the Facility are deposited to be a “lock-box” account or subject to any “sweep” rights in favor of any lender or any other Person other than Seller. If the  Account Receivables Deposit Account is an existing account of Seller, Seller shall not create, incur, assume, or suffer to exist any Lien upon any such Account Receivables Deposit Account created by or under the custody or control of any of Seller  or create, incur, assume, or suffer to exist any such Account Receivables Deposit account to be a “lock-box” account or subject to any “sweep” rights in favor of any lender or any other Person other than Buyer. All withdrawals from the Account Receivables Deposit account shall be made in accordance with this Section 10.8. If the Account Receivables Deposit Account is Seller’s existing deposit account, Buyer shall use commercially reasonable efforts to cease using Seller’s existing deposit account as  the Account Receivables Deposit Account as soon as practicable and in all events no later than the end of the Collection Period. In furtherance of the foregoing, Seller agrees to cooperate with any reasonable requests of Buyer, New Operator, or their lender related to the financing of receivables generated after the Closing, including, without limitation, signing any reasonable documents required by such lender to confirm that Seller has no interest in the accounts receivable related to the operation of Parkside after the Closing.

(d)Notwithstanding anything herein to the contrary, any payment remittance payable in favor of or to the order of Seller received by Buyer or New Operator shall be forwarded to Seller for endorsement, deposit, and or application in accordance with this Section 10.8.

(e)Payments received by Seller or Buyer after the Closing from third party payors shall be handled as follows:

(i)if the accompanying remittance advice indicates, or if the parties agree, that the payments relate solely to periods prior to the Closing, then (A) in the event that such payments are received by Buyer, Buyer shall promptly forward such payments to Seller (but in any event not later than 10 Business Days following the receipt of such payment), and until so deposited, shall be held in trust for the benefit of Seller and (B) in the event that such payments are received by Seller, Seller shall retain the payments;

(ii)if the accompanying remittance advice indicates, or if the parties agree, that the payments relate solely to periods on or after the Closing, then (A) in the event that such payments are received by Buyer, Buyer shall retain the payments and (B) in the event that such payments are received by Seller, Seller shall promptly forward such payments to Buyer (but in any event not later than 10 Business Days following the receipt of such payment), and until so deposited, shall be held in trust for the benefit of Buyer;

(iii)if the accompanying remittance advice indicates, or if the parties agree, that the payments relate to periods both prior to and after the Closing then (A) if such payment is received by Buyer, Buyer shall promptly (but in any event not later than 10 Business Days following the receipt of such payment) forward to Seller the amount of such payment relating to periods prior to the Closing, and (B) if such payment is received by Seller, Seller shall promptly

(but in any event not later than 10 Business Days following the receipt of such payment) forward to Buyer the amount of such payment relating to periods on and after the Closing;

(iv)if the accompanying remittance advice does not indicate the period to which a payment relates or if there is no accompanying remittance advice and if the parties do not otherwise agree as to how to apply such payment, then, the parties will be deemed to have agreed that any payment received during the first 90 days after the Closing Date shall be applied first to such payor’s or Patient’s pre-Closing Date balances, and any remaining portion shall be applied to such payor’s or Patient’s post-Closing Date balances, and any payments received after the first 90 days following the Closing Date shall first be applied to such payor’s or Patient’s post-Closing Date balances, and any remaining portion shall be applied to such payor’s or Patient’s pre-Closing Date balances;

(v)each party shall provide the other party documentation sufficient to fully support the treatment of all remittances or denials of payment (whether in whole or in part) received by such party, including a copy of all notices, remittance advices and other documents (cash advices, denials, etc.) relating to the applicable billing and collection items, and shall provide a calculation of the pre-and post-Closing Date amounts relating to all such items. The receiving party shall provide such documentation as promptly as practicable and in all events within 5 Business Days of receipt so that the responsible party may bill, re-bill  or contest any denial of payment or the amount of any payment or non-payment within the periods prescribed by the applicable payor.

(f)Any payments received by Buyer during the first 90 days after the Closing from or on behalf of private pay Patients with outstanding balances as of the Closing which fail to designate the period to which they relate, will first be applied by Buyer to reduce the Patient’s pre-Closing balance and any payment received after the first 90 days after the Closing shall be applied first to such Patient’s post-Closing Date balances, and any remaining portion shall be applied to such Patient’s pre-Closing balances unless from reasonably determinable facts not requiring extraordinary efforts to determine, the period to which such payment relates can otherwise be determined in which event the payment shall be applied to the applicable period.  Buyer shall promptly (but in any event, not later than 10 Business Days following the receipt of such payment) forward to Seller the amount of such payment relating to outstanding balances as of the Closing.  For avoidance of doubt, any payments from private pay Patients received by Seller shall be applied in the same manner as those received by Buyer.  Notwithstanding anything to the contrary in this Agreement, all payments received from Social Security shall be applied to the balances for the month in which they are received.

(g)Pending remittance to Seller, all payments due to Seller under this Article 10 shall be held in trust by Buyer and New Operator and maintained in a segregated account.

(h)For a period of 24 months after the Closing Date, Buyer and Seller shall, upon reasonable notice and during normal business hours, have reasonable access to and the right to inspect all cash receipts and other books and records (including, without limitation, bank statements) of the other party in order to confirm the other party’s compliance with the obligations imposed under this Section 10.8.

(i)Nothing in this Section 10.8 shall be deemed to limit in any way Buyer’s or Seller’s rights and remedies to recover accounts receivable due and owing to either party under the terms of this Agreement.  If the parties mutually determine that any payment hereunder was misapplied by the parties, the party which erroneously received such payment shall remit the same to the other within 10 Business Days after such determination is made.

10.9Cost Reports.

  Within the time required by Applicable Law, Seller will prepare and file with respect to Parkside all facility and home office cost reports relating to periods ending prior to the Closing Date, including terminating cost reports for Medicare, Medicaid and other applicable Government Programs and Private Payors. Upon Buyer’s written request, Seller will provide copies of all such cost reports, work papers, and other non-privileged documents relating to such cost reports and related settlements to Buyer.  All amounts due to, or owed by, Seller for any such cost report settlements or adjustments will be for the account of Seller.  Seller shall, within ten (10) Business Days after receipt of Buyer’s written request therefor, reimburse Buyer for any negative cost report adjustments or other Medicare, Medicaid or other Government Program or other third party payor adjustments withheld from Buyer after the Closing Date consisting of overpayments, adjustments or other amounts owed by Seller for any period prior to the Closing Date without prejudice to Seller’s rights to contest such adjustments.  Buyer shall, within ten (10) Business Days after receipt of Seller’s written request therefor, reimburse Seller for any cost report adjustments or other Medicare, Medicaid or other Government Program or other third party payor adjustments or payments paid to Buyer after the Closing Date consisting of underpayments, adjustments or other amounts owed to Seller for any period prior to the Closing Date.  Buyer, upon reasonable notice, during normal business hours and at the sole cost and expense of Seller, will reasonably cooperate with Seller in regard to the preparation, filing, handling and appeals of the pre-Closing cost reports. Likewise, Seller, upon reasonable notice, during normal business hours and at the sole cost and expense of the Buyer, will reasonably cooperate with the Buyer in regard to the preparation, filing, audit, handling and appeals of the post-Closings cost reports. Such cooperation shall include the providing of statistics and obtaining files and the coordination with Seller or the Buyer, as the case may be, pursuant to adequate notice of Medicare and Medicaid exit conferences or meetings. Seller shall retain the originals of the pre-Closing cost reports, correspondence, work papers and other documents relating to the such cost reports and settlements. Buyer shall retain the originals of its post-Closing cost reports, correspondence, work papers and other documents relating to the Buyer’s cost reports and settlements with respect to any Patients who are Patients both before and after Closing and, upon Seller’s written request, provide  such costs reports, work papers, and other non-privileged documents relating to such cost reports and related settlements to Seller.

10.10Employee Matters.

(a)As of 11:59:59 PM on the Closing Date, Seller shall terminate all employees who are in its employ on that day (including any such employees who are on medical disability or leaves of absence and who worked at Parkside immediately prior to such disability or leave) (collectively, the “Employees”). As of the Closing, Buyer or New Operator shall offer to employ, on an “at will” basis, at least the minimum number of Seller’s Employees (including any Deemed WARN ACT Employees, as defined below), upon such terms of employment, as necessary so as not to cause Seller to violate the WARN Act (defined below) in connection with the transition of the ownership of Seller from Seller to Buyer at the Closing, provided however, that if Buyer or New Operator elect to hire any Seller Employees who are (i) receiving worker’s compensation benefits and (ii) identified on the Employee Schedule under the heading “Seller WC Employees” then Buyer and New Operator shall (and automatically be deemed to have assumed) assume all liability for periods after Closing with respect to any claims for medical disability, leaves of absence, worker’s compensation claims or worker’s compensation benefits with respect to such Persons.  Buyer agrees and acknowledges that the purchase of the Assets constitutes the sale of one or more businesses within the meaning of the WARN Act and the rules and regulations promulgated thereunder.  Buyer further agrees and acknowledges that for purposes of the WARN Act, any person who is an employee of Seller (other than Part-time Employees as defined under the WARN Act) at the Owned Real Property as of the Closing Date or ninety (90) days prior thereto (which earlier date shall constitute the effective date of the sale within the meaning of the WARN Act) shall be considered an employee of Buyer immediately after the Closing for purposes of the WARN Act and this Section 10.10(a) (a “Deemed WARN Act Employee”).  Buyer further agrees and acknowledges that Buyer is responsible for all applicable notices under the WARN Act, if any, due to Buyer’s failure to comply with its obligations under this Section 10.10.  Nothing herein shall be deemed to create or grant to any employees of Seller third party beneficiary rights or claims of any kind or nature.  Buyer or New Operator shall hire as of the Closing, on an “at will” basis, each Employee who elects to accept employment with Buyer or New Operator (all of such Employees who accept employment with Buyer or New Operator, whether as an employee or independent contractor, being herein referred to as the “Hired Employees”). Seller shall cooperate with Buyer and provide reasonable access to the Employees at a mutually agreed date no more than thirty (30) days prior to the Closing Date for the purpose of allowing Buyer or New Operator to obtain from such Employees all information reasonably desired by Buyer or New Operator in order for Buyer or New Operator to complete its or their onboarding process for the Hired Employees.  As soon as reasonably practicable, but in all events within two (2) Business Days after Closing, Buyer or New Operator shall place all Hired Employees, effective as of the Closing Date, under employee benefit plans of Buyer, New Operator or an Affiliate thereof. Seller makes no representation or warranty whatsoever with respect to any information obtained by Buyer or New Operator from any Hired Employee or from any third Person with respect to any Hired Employee.

(b)Within the period of ninety (90) days before the Closing, Seller shall not, and within the ninety (90) days following the Closing, Buyer shall not: (1) permanently or temporarily shut down a single site of employment, or one or more facilities or operating units within a single site of employment, if the shutdown results in an employment loss during any thirty (30) day period at the single site of employment for fifty (50) or more employees, excluding any part-time employees; or (2) have a mass layoff at a single site of employment of at least thirty-three percent (33%) of the active employees and at least fifty (50) employees, excluding part-time employees. The terms “single site of employment,” “operating unit,” “employment loss” and “mass layoff” shall be defined as in the WARN Act and Applicable Law. With respect to terminations of employees following the Closing, Buyer also shall be responsible for any notification or other obligation required under the WARN Act.

(c)As soon as reasonably practicable following the most recent payroll date prior to Closing, Seller shall provide a schedule (the “Employee Schedule”) setting forth Seller’s estimate for each employee of Seller as of the Closing: (1) the name of such employee, (2) their positions, original hire dates, full/part time status, rates of pay and whether they are on medical disability or leave of absence, (3) all PTO that Seller is obligated by all legal requirements, its policies, or both, to provide such employees as of the Closing, without regard to any loss, reduction or forfeiture of PTO related to the termination of employment contemplated under this Section 10.10. Seller shall at Closing pay to Buyer the aggregate amount of the PTO applicable to the Hired Employees, as the same is set forth on the Employee Schedule (the “Hired Employees PTO Amount”). Upon receipt of the Hired Employees PTO Amount from Seller, Buyer shall assume the obligation to provide and/or pay such Hired Employees PTO Amount to all Hired Employees.  Buyer shall indemnify, defend and hold Seller harmless from and against any or all losses, claims, demands, liabilities or causes of action arising from (i) any failure by Buyer to pay or provide the Hired Employees PTO Amount to those Hired Employees for which Buyer received payment of the Hired Employees PTO Amount from Seller, or (ii) Buyer’s breach of its other obligations under this Section 10.10.

(d) Other than with respect to Hired Employees or as result of Buyer’s breach of its obligations under this Section 10.10, Seller shall remain liable for providing access to all group health plan continuation coverage pursuant to the requirements of Section 601, et seq. of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, as in effect from time to time, and Section 4980B of the Code pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the rules and regulations promulgated thereunder (“COBRA”), as it may be required under Applicable Law. Seller acknowledges and agrees that Buyer is not assuming any of Seller’s obligations to its Employees and/or qualified beneficiaries under COBRA or otherwise, except as specifically provided in this Agreement.  Buyer shall be liable for providing access to all group health plan continuation coverage pursuant to the requirements of COBRA, for all Hired Employees who are subsequently terminated by Buyer on or after the Closing.

10.11Use of Excluded Intellectual Property.

  For a period of sixty (60) days following the Closing Date, Seller agrees to permit Buyer to continue to use all Excluded Intellectual Property historically used by Seller in connection with the operation of Parkside provided that Buyer shall use commercially reasonable efforts to cease the use of such Excluded Intellectual Property in whole or in part as promptly as possible after Closing and shall indemnify and hold each Seller Indemnified Party harmless from all Losses with respect to Buyer’s use of such Excluded Intellectual Property.

10.12Provider Agreements.

(a)Buyer acknowledges that the sale of the Purchased Assets constitutes a change of ownership (CHOW) under 42 C.F.R. SS 489.18(c) and that Buyer shall perform all obligations under 42 C.F.R. § 489.18(d) and shall not refuse automatic assignment of the provider agreement pursuant to the Center for Medicare & Medicaid (“CMS”) State Operating Manual (“SOM”) §3210.5A without the consent of Seller, which consent shall not be unreasonably refused, conditioned or delayed and shall use its best efforts to notify the CMS regional office, survey and certification branch, 45 days in advance of Closing or within such other period as may then be required by Applicable Law that it is accepting the automatic assignment of the existing Provider Agreements and CCNs and complete all enrollment requirements for CHOW notification including under 42 C.F.R. Part 424 and the CMS Program Integrity Manual. Buyer acknowledges and agrees that notwithstanding anything in this Agreement to the contrary, that it is position of CMS that the Provider Agreement, National Provider Identifier (“NPI”) and the  CMS Certification Numbers (“CCNs”) are not the “property” of Seller and that any agreement purporting to sell such Provider Agreements, NPIs and CCNs are not binding on CMS and that any agreements which purport to sell “Medicare assets” without “Medicare liabilities” are not binding on CMS. Buyer shall use commercially reasonable efforts to complete the CMS “tie-in” process as soon after Closing as is possible with commercially reasonable efforts.

(b)Prior to Buyer’s receipt of its “tie-in” notice or a new Medicare provider agreement, Seller agrees that New Operator may bill for its services performed on and after the Closing under Seller’s NPI and CCN, provided that Buyer and New Operator will indemnify and hold harmless Seller and Seller’s Affiliates against all Claims asserted by any Government Authority based on Buyer or New Operator’s use of Seller’s Provider Agreements or Seller’s CCNs and all Losses of Seller and its Affiliates arising out of or in connection with Buyer or New Operator’s use of Seller’s CCN. Further, Seller shall use commercially reasonable efforts to cooperate with Buyer to transfer control to Buyer, as of the Closing Date, of Seller’s existing bank account into which Medicare receivables are deposited, subject to Section 10.8.  Seller agrees to use commercially reasonable efforts to cooperate with Buyer  in the assignment of Seller’s Medicare provider agreement to Buyer, including completing those portions of Form 855A which confirm the change of ownership of the Facility and the assignment by Seller of Seller’s Medicare provider agreement to Buyer and providing to Buyer or any Governmental Authority any information reasonably requested to effect the transfer of Seller’s NPI and CCN. After the Closing Date, Seller shall prepare and file with the appropriate Governmental Authorities a Medicare and Medicaid final cost report for the Facility within the time frame required by Applicable Law and Buyer shall cooperate with Seller in the preparation of such reports.

(c)Prior to the approval of Buyer’s Medicaid enrollment, Seller agrees that New Operator may bill for its services performed on and after the Closing under Seller’s Medicaid number, provided that Buyer and New Operator will indemnify and hold harmless Seller and Seller’s Affiliates against all Claims asserted by any Government Authority based on Buyer or New Operator’s use of Seller’s Medicaid number, and all Losses of Seller and its Affiliates arising out of or in connection with Buyer or New Operator’s use of Seller’s Medicaid number.

10.13Misdirected Payments, Etc.

Subject to Section 10.8, Seller covenants and agrees and Buyer covenants and agrees, to remit to the other, with reasonable promptness, any payments received, which payments are on or in respect of accounts or notes receivable owned by (or are otherwise payable to) the other.  In addition, and without limitation, in the event of a determination by any Government Program or other third-party payor that payments to Seller prior to Closing resulted in an overpayment or other determination that funds previously paid by any Government Program Private Payor or other third party payor to Seller must be repaid, Seller shall be responsible for repayment of said monies (or defense of such actions) if such Recoupment was for services rendered prior to Closing and Buyer shall be responsible for repayment of said monies (or defense of such actions) if such Recoupment was for services rendered by Buyer after Closing.  Subject to Section 10.8, in the event that, following Closing, Buyer or Seller suffers any offsets against reimbursement under any third-party payor or reimbursement programs due to it, consisting of amounts owing under any such Government Programs or to any Private Payor or any other third party payor by the other party or any of its Affiliates, the party owing such amounts shall promptly pay to the party suffering such offset the amounts so offset.

10.14Survey Violations.

(a)Seller shall pay, prior to the Closing, all outstanding Recoupment claims due with respect to Parkside for periods prior to the Closing, and shall provide to Buyer, on or before the Closing, evidence reasonably satisfactory to Buyer of the foregoing payments.

(b)On or before the Closing Date, Seller shall respond to and use commercially reasonable efforts to cure, clear and remove, or cause to be cured, cleared and removed, all survey and certification deficiencies and non-compliance items for Parkside identified by any Governmental Authority, such that the Parkside can be reasonably expected to be in substantial compliance with the conditions of participation in the Medicare and Medicaid Programs as of the Closing Date and on the Closing Date Parkside will hold a current, regular license and full certification in the Medicare and Medicaid Programs. In particular, on or before the Closing Date, Seller shall respond to and use commercially reasonable efforts to cure, clear and remove all survey and certification deficiencies and non-compliance items for Parkside with a severity level of “G” or above at or prior to Closing (collectively, the “Material Deficiencies”). In the event Seller is unable to cure any such Material Deficiencies prior to the Outside Date, the Outside Date shall be extended for a period of time not to exceed sixty (60) days to allow Seller time to cure or attempt to cure any such Material Deficiencies, such that Parkside is determined to be in substantial compliance with the conditions of participation in the Medicare and Medicaid Programs as of the Closing Date. In the event Seller is unable to cure any Material Deficiencies through the use of commercially reasonable efforts or is unwilling to use more than commercially reasonable efforts to cure any Material Deficiencies or if such Material Deficiencies cannot be cured by the Outside Date, Buyer or Seller may terminate this Agreement pursuant to Section 10.1(i).

Insurance

.  In the event Seller’s general or professional liability insurance policy(ies) was maintained on a “claims made” basis, Seller shall either (i) purchase an endorsement providing for an extended reporting period reasonably acceptable to Seller, or (ii) obtain “tail” insurance coverage converting the policies to “occurrence” basis policies providing coverage for a period of at least two years beyond the Closing Date. Seller shall provide Buyer with evidence of the same as of the Closing.

11.	INDEMNIFICATION.

11.1Indemnification by Buyer.

Subject to the other provisions of this Agreement including this Section 11, after Closing, Buyer, Parkside Lessor and New Operator shall, jointly and severally, defend, indemnify and hold harmless Seller and its Affiliates, and its and their respective officers, directors, employees, and agents (collectively, “Seller Indemnified Parties”), from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs) and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) (individually, a “Loss” and collectively, “Losses”) that such Seller Indemnified Party incurs as a result of (i) any material misrepresentation or breach of warranty (unless such representation or warranty is already qualified by materiality) by Buyer under this Agreement, (ii) any breach by Buyer of, or any failure by Buyer to perform, any covenant or agreement of, or required to be performed by, Buyer under this Agreement, unless waived by Seller at Closing, (iii) any claim against Seller in respect of the Assumed Liabilities or (iv) any breach by Buyer or any failure by Buyer to perform its obligations under Section 12.26 (b) as provided for therein.

11.2Indemnification by Seller.

  Subject to the other provisions of this Agreement including this Section 11, after Closing Seller shall defend, indemnify and hold harmless Buyer, New Operator, their Affiliates, and its and their respective officers, directors and employees (collectively, “Buyer Indemnified Parties”), from and against any and all Losses that such Buyer Indemnified Party incurs as a result of (i) any material misrepresentation or breach of warranty (unless such representation or warranty is already qualified by materiality) by Seller under this Agreement, (ii) any breach by Seller of, or any failure by Seller to perform, any covenant or agreement of, or required to be performed by Seller under this Agreement, unless waived by Buyer at Closing, or (iii) any claim against Buyer in respect of the Retained Liabilities.

11.3Notice and Control of Litigation.

  If any claim or liability is asserted in writing by a third party against a party entitled to indemnification under this Section 11 (the “Indemnified Party”) which would give rise to a claim under this Section 11, the Indemnified Party shall notify the Person giving the indemnity (the “Indemnifying Party”) in writing of the same within ten (10) days of receipt of such written assertion of a claim or liability.  The Indemnifying Party shall have the right to assume the defense of any such claim and control such defense, settlement, and prosecution of any litigation with counsel reasonably satisfactory to the Indemnified Party.  If the Indemnifying Party, within ten (10) days after notice of such claim, fails to agree in writing to defend such claim and actually assume the defense thereof, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise, or settlement of such claim on behalf of and for the account and at the risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise, or final determination thereof. Anything in this Section 11.3 notwithstanding, the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party of a release from all liability in respect of such claim (ii) the effect of which is to permit any Order or other equitable relief to be entered, directly or indirectly, against any Indemnified Party or materially affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party’s Affiliates or (iii) contains any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party. The Indemnifying Party shall permit the Indemnified Party to participate in such defense or settlement through counsel chosen by the Indemnified Party, with the fees and expenses of such counsel borne by the Indemnified Party; provided, however, that such Indemnifying Party shall be entitled to participate in any such defense with separate counsel at the reasonable expense of the Indemnifying Party if, in the reasonable opinion of counsel to the Indemnifying Party, a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party that would make such representation advisable; and provided, further, that the Indemnifying Party shall not be required to pay for more than one such counsel for all Indemnified Parties in connection with any third party claim. The foregoing rights and agreements shall be limited to the extent of any requirement of any third-party insurer or indemnitor. All parties agree to cooperate fully as necessary in the defense of such matters. Should the Indemnified Party fail to notify the Indemnifying Party in the time required above, the indemnity with respect to the subject matter of the required notice shall be limited to the damages that would have resulted absent the Indemnified Party’s failure to notify the Indemnifying Party in the time required above after taking into account such actions as could have reasonably been taken by the Indemnifying Party had it received timely notice from the Indemnified Party.

11.4Notice of Claim.

  If an Indemnified Party becomes aware of any breach of the representations or warranties of the Indemnifying Party hereunder or any other basis for indemnification under this Section 11, the Indemnified Party shall notify the Indemnifying Party in writing of the same as promptly as possible but in any event within ten (10) days after becoming aware of such breach or claim, specifying in detail the circumstances and facts which give rise to a claim under this Section 11.  Should the Indemnified Party fail to notify the Indemnifying Party within the time frame required above, the indemnity with respect to the subject matter of the required notice shall be limited to the damages that would have nonetheless resulted absent the Indemnified Party’s failure to notify the Indemnifying Party in the time required above after taking into account such actions as could have reasonably been taken by the Indemnifying Party had it received timely notice from the Indemnified Party.

11.5Claims Period.

  The Claims Periods hereunder shall begin on the date hereof and terminate as follows: (i) with respect to Losses of Buyer arising under Section 11.2 (“Buyer Losses”), the Claims Period shall continue until the first (1st) anniversary of the Closing Date and (ii) with respect to Seller Losses, the Claims Period shall continue until the first (1st) anniversary of the Closing Date; Notwithstanding the foregoing, if, prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at the such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

Further notwithstanding the foregoing, the Claims Period with respect to Seller’s indemnity obligations (a) under the following Sections, shall survive until the second (2nd) anniversary of the Closing Date:  Section 11.2(i) (but only with respect to breach of Section 3.8, Section 3.9 or Section 3.15), (b) arising from Seller’s Fraud or Willful Misconduct shall survive the Closing for the applicable statute of limitations, (c) under the following Sections, shall survive the Closing for the applicable statute of limitations: Section 11.2(i) (but only with respect to breach of Section 3.1,

Section 3.2, Section 3.3, and Section 3.17), Section 11.2(ii) (but only if due to Seller’s Willful Misconduct), and (d) with respect to Recoupments shall survive until the third (3rd) anniversary of the Closing Date.

Further notwithstanding the foregoing, the Claims Period with respect to Buyer’s indemnity obligations (a) under the following Sections, shall survive until the second (2nd) anniversary of the Closing Date: Section 11.1(ii) (but only with respect to Section 5.1, Section 10.8, Section 10.10, and Section 10.11), (c) arising from Buyer’s Fraud or Willful Misconduct shall survive the Closing for the applicable statute of limitations, and (c)  under the following Sections  shall survive the Closing for the applicable statute of limitations: Section 10.12.

11.6Liability Limits and Covenants.

Notwithstanding anything to the contrary set forth in this Agreement:

(a)Buyer Indemnified Parties shall not make a claim against Seller for indemnification under this Agreement for Buyer Losses unless and until the aggregate amount of such Buyer Losses exceeds One Hundred Thousand Dollars ($100,000) (the “Threshold”) in which event Buyer Indemnified Parties may claim indemnification for all Buyer Losses, in excess of the Threshold;

(b)the maximum aggregate liability of Seller for indemnification or any other claim under this Agreement or in connection with the transactions contemplated thereby shall not exceed Seven Hundred Thirty Thousand Dollars ($730,000) (the “Cap”);

(c)Buyer’s remedies for monetary damages in respect of any Loss on account of the breach by Seller of any representation, warranty or covenant contained in this Agreement or any deed, bill of sale or other agreement entered into connection herewith shall be the indemnification provided by Seller to Buyer pursuant to this Section 11;

(d)in no event shall either party be liable hereunder or in connection with the transactions contemplated hereby for any consequential, special, exemplary or punitive damages (except to the extent that punitive damages are actually awarded to a third party). Further notwithstanding anything herein to the contrary, neither the Threshold nor the Cap shall apply to any Indemnified Party’s claim for indemnity against Seller or Buyer arising from (i) any Fraud or Willful Misconduct by Seller or Buyer or (ii) claims for Recoupments under any Government Program;

(e)in determining the Threshold, the Cap, and any Liability for Losses, the parties acknowledge there shall not be any duplicative recovery for any Losses and that the amount of any Losses of any Indemnified Person under this Section 11 shall not include: (i) any amount that  was specifically reflected as an Assumed Liability, (ii) relates to Taxes arising with respect to a Tax period beginning on or after the Closing.

(f)the Parties covenant to use reasonable efforts to mitigate any Losses to the same extent as would a reasonable and prudent person to whom no indemnity were available;

(g)in the event that an Indemnified Party may be entitled to indemnification with respect to more than one breach of any warranty, representation, covenant or agreement contained in this Agreement on the basis of the same facts or similar sets of facts that can reasonably be regarded as a single set of facts, the provisions of this Section 11 are not intended to, and shall not be construed to, entitle the Indemnified Party to any greater indemnification, or to any greater credit against any limitation on the indemnified party's indemnification obligations, than if a single claim were made under a single provision; and

(h)The parties agree to treat all payments made under this Section 11 or under any other indemnity provisions contained in this Agreement as adjustments to the Purchase Price unless otherwise required by Applicable Law.

11.7Effect of Taxes, Insurance, and Other Sources of Reimbursement.

   The amount of any Losses for which indemnification is provided under this Section 11, shall be reduced (a) to take account of any net tax benefit actually realized by the Indemnified Party arising from the incurrence or payment of any such Loss, (b) by the insurance proceeds actually recovered with respect to any such Loss, and (c) by any other amount actually recovered from third parties by the Indemnified Party (or its Affiliates) with respect to any Loss.  If any Indemnified Party shall have received any indemnification payment pursuant to this Section 11 with respect to any Loss, such Indemnified Party shall administratively file in good faith claims with any insurers to recover reimbursement for any such Losses under any applicable insurance policy and shall pursue such recovery in good faith using all commercially reasonable efforts to effect the maximum recovery permitted thereunder in respect of such Loss.  If any Indemnified Party shall have received any payment pursuant to this Section 11 with respect to any Loss and has or shall subsequently have received insurance proceeds or other amounts with respect to such Loss, then such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting the amount of any reasonable out-of-pocket expenses incurred by it in procuring such recovery), but not in excess of the amount previously so paid by the Indemnifying Party. If any Indemnified Party shall have received any payment pursuant to this Section 11 with respect to any Loss and has or shall subsequently have a claim against a third party other than any insurer, such Indemnified Party shall, upon request and at the option of the Indemnifying Party either (i) pursue such claim in good faith by adequate proceedings using all commercially reasonable efforts to effect the maximum recovery permitted thereunder in respect of such Loss and promptly pay over to the Indemnifying Party the amount so recovered (after deducting the amount of any reasonable out-of-pocket expenses incurred by it in procuring such recovery) including reasonable attorney’s fees and disbursements or (ii) assign such claim to the Indemnifying Party and cooperate with and permit the Indemnifying Party to pursue such claim in the Indemnified Party’s name, place and stead.

11.8Exclusive Remedy.

(a)This Section 11 shall not be effective until immediately after the Closing.

(b)Except with respect to the matters covered by Section 1.4(vi),  Section 1.8, Section 10.7, Section 10.8 and Section 10.11 and (iii) in the case where a party seeks to obtain specific performance pursuant to Section 10.2 or injunctive relief including pursuant to Section

12.9, from and after the Closing the rights of the parties to indemnification pursuant to the provisions of this Section 11 shall be the sole and exclusive remedy for the parties hereto with respect to any matter in any way arising from or relating to this Agreement or its subject matter.  Subject to the foregoing, to the maximum extent permitted by Applicable Law, the parties hereby waive all other rights and remedies with respect to any matter in any way relating to this Agreement or arising in connection herewith, whether under any laws at common law, in equity or otherwise.

(c)None of Buyer, Seller or any Indemnified Person shall have any right to set-off any payment due pursuant to this Section 11 against any other payment to be made pursuant to this Agreement, any Ancillary Agreement or otherwise.

(d)The indemnity obligations of Seller set forth in this Agreement shall be secured by the SunLink Guaranty.

12.	MISCELLANEOUS.

12.1Schedules and Other Instruments.

(a)Each Schedule and Exhibit to this Agreement shall be considered a part hereof as if set forth herein in full. From the date hereof until the Closing Date, Seller may update the Seller’s Schedules to reflect the occurrence of a development occurring after the delivery of such Schedules or newly discovered information, and or Buyer may update Buyer’s Schedules to reflect the occurrence of a development occurring after the delivery of such Schedules or newly discovered information, in each case subject to the other party’s approval rights described below; provided, however, that all such updating shall be completed no later than ten (10) Business Days prior to the Closing.

(b)It shall be deemed a condition precedent to the obligations of the parties hereto that: (i) any material updating of Schedules, Exhibits, and/or related documents, instruments, books, and records shall meet with the good faith approval of the non-updating party, no such approval to be unreasonably withheld, delayed or conditioned; and (ii) Schedule 1.1(h) (Assumed Contracts) shall not be updated without the express written consent of Buyer; provided, however, that Seller may update any schedule in accordance with Section 12.1(a) if any liability reflected on such updated schedule is less than or is reasonably likely to be less than $100,000 (in which event such  updated shall not constitute a breach by Seller of its representations and warranties under this Agreement and Buyer shall continue to be obligated to close) but any Loss arising with respect to the matters identified on such Schedule update shall reduce the Threshold in the aggregate amount of such liability(ies); and further provided, that Seller may update any schedule in accordance with Section 12.1(a) if any pre-existing liability reflected on such updated Schedule is more than or is reasonably likely to be more than $100,000 in which event Buyer shall have the option to either (y) proceed with the closing of the transactions contemplated by this Agreement but with any Loss arising with respect to the matters identified on such Schedule update first reducing the Threshold in the amount of such liability (but not below zero) with Seller retaining liability under Article 11 for any Loss above $100,000 otherwise in accordance with the terms of such Article 11 or (z) terminate this Agreement in accordance with Section 10.1(h).

12.2Additional Assurances.

   The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of a party, the other party or parties shall execute such additional instruments and take such additional actions as the requesting party may reasonably deem necessary to effectuate this Agreement.  In addition and from time to time after Closing, Seller shall execute and deliver such other instruments of conveyance and transfer, and take such other actions as Buyer reasonably may request, more effectively to convey and transfer full right, title, and interest to, vest the Purchased Assets in Buyer. Additionally, each party shall cooperate and use its commercially reasonable efforts to have its present directors, officers, and employees cooperate with the other party on and after Closing in furnishing information, evidence, testimony, and other assistance in connection with any action, proceeding, arrangement, or dispute of any nature by or against any third party with respect to matters pertaining to the items subject to this Agreement.

12.3Consents, Approvals and Discretion.

  Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by a party, or whenever a party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld, conditioned or delayed and such discretion shall be exercised reasonably and in good faith.

12.4Choice of Law; Consent to Jurisdiction.

  This Agreement shall be construed in accordance with the laws of the State of Georgia, excluding the conflicts of law provisions thereof that would result in the application of the law of any other State.  By execution of this Agreement, the parties acknowledge and agree that any dispute or claim either party has against the other arising out of or in any way connected with the rights, obligations, or responsibilities contained in the Agreement or in any Ancillary Agreement shall, to the extent such dispute or claim is not resolved through non-judicial means (such as business negotiations or alternative dispute resolution), be litigated in the Superior Court of Cobb County, Georgia or in a U.S. District Court sitting in the Northern District for the State of Georgia, and, accordingly, Buyer and Seller hereby freely and voluntarily consent to the jurisdiction and venue of the Superior Court of Cobb County, Georgia and of the U.S. District Court for the Northern District of Georgia, either as proper forum for resolution of any dispute or claim between the parties.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Service of process, summons, notice or other document by registered mail to the address for notices to Buyer and Seller provided for by or established pursuant to Section 12.11 shall be effective service of process for any suit, action or other proceeding brought in any such court.

12.5Benefit/Assignment.

  Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and assigns.  Except with respect to the assignment from Buyer to New Operator of certain rights under this Agreement, no party may assign this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed.

12.6No Brokerage.

  Subject to Section 3.26, Buyer and Seller each represent and warrant to the other that it has not engaged a broker, financial advisor or finder in connection with the transactions described herein.  Each party agrees to be solely liable for and obligated to satisfy and discharge all loss, cost, damage, or expense arising out of claims for fees or commissions of any brokers, financial advisors or finders employed or alleged to have been employed by such party.

12.7Cost of Transaction.

  Whether or not the transactions contemplated hereby shall be consummated and except as set forth herein, the parties agree that, except as set forth in Section 9, Section 11.1 and Section 11.2: (i) Seller shall pay the fees, expenses, and disbursements of Seller and its agents, representatives, consultants, accountants and legal counsel incurred in connection with this Agreement, the Ancillary Agreements and with respect to or the subject matter hereof or thereof and any amendments hereto or thereto and (ii) Buyer shall pay the fees, expenses, and disbursements of Buyer and its agents, representatives, consultants, accountants and legal counsel incurred in connection with this Agreement, the Ancillary Agreements and with respect to or the subject matter hereof or thereof and any amendments hereto.

12.8Confidentiality.

  It is understood by the parties hereto that the information, documents, and instruments delivered to Buyer by Seller and its agents and the information, documents, and instruments delivered to Seller by Buyer and its agents are of a confidential and proprietary nature. Each of the parties hereto agrees that prior to the Closing it will maintain the confidentiality of all such confidential information, documents, or instruments delivered to it by each of the other parties hereto or their agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions, and covenants hereof and will only disclose such information, documents, and instruments to its duly authorized officers, members, directors, representatives, and agents (including consultants, attorneys, and accountants of each party) and applicable Governmental Authorities in connection with any required notification or application for approval or exemption therefrom. Each of the parties hereto further agrees that if the transactions contemplated hereby are not consummated, it will return all such documents and instruments and all copies thereof in its possession or under its Control to the other parties to this Agreement and keep their contents and other confidential information provided to it by the other party strictly confidential and not thereafter use such information for any purpose, except in any such case as may otherwise be required by Applicable Law or in connection with litigation with respect to this Agreement, the Ancillary Agreements, any Assigned Affiliate Contract and or the subject matter hereof or thereof.

Each of the parties hereto recognizes that any breach of this Section 12.8 would result in immediate and irreparable harm to the other party to this Agreement and its Affiliates and that therefore either Seller or Buyer shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash, or otherwise, in addition to all of its other legal and equitable remedies. Nothing in this Section 12.8, however, shall prohibit the use of such confidential information, documents, or information for such filings as in the opinion of Seller’s counsel or Buyer’s counsel are required by Applicable Law or any Governmental Authority. With respect to the period prior to Closing, prior to any such disclosure by Buyer of the information, documents, and instruments delivered to Buyer by Seller and its agents, Buyer shall provide notice to Seller and cooperate reasonably and in good faith with Seller at Buyer’s expense to protect the confidentiality of such information to the fullest extent permitted by Applicable Law. Nothing in this Agreement shall invalidate or affect the obligations of Buyer under any confidentiality or non-disclosure agreement between the parties, provided that the parties agree that any such other agreement shall terminate upon Closing.

12.9Public Announcements.

  Seller and Buyer mutually agree that no party hereto shall release, publish, or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of Seller’s and Buyer’s Representatives, except for information and filings reasonably necessary to be directed to Governmental Authorities to fully and lawfully effect the transactions herein contemplated or necessary or desirable in connection with securities and other Applicable Laws. Further, the parties shall use commercially reasonable efforts such that the initial public announcements regarding the transaction herein contemplated shall be by joint announcement of Seller and Buyer prepared by Seller.

12.10Waiver of Breach.

  The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof.

12.11Notice.

  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement (“Notices”) shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the applicable Person at the address set forth below; (ii) when received by the applicable Person when sent by facsimile to the number set forth below; (iii) when sent via electronic mail in the form of a PDF attachment to the electronic mail address set forth below, provided that the sending Person receives confirmation by return electronic mail or sends a confirming copy by one of the other methods permitted hereunder, (iv) three (3) Business Days after deposit in the U.S. mail with first class or certified mail return receipt requested, postage prepaid and addressed to the applicable Person at the address as set forth on the signature pages below; or (e) the next business day after deposit with a national overnight delivery service, cost prepaid, addressed to the applicable Person at the address set forth below with next business day delivery guaranteed, provided that the sending Person receives a confirmation of delivery from the delivery service provider.  A party may change or supplement the addresses below, or designate additional addresses for purposes of this Section 12.11 by giving the other party and the Persons designated to receive copies (which shall not constitute notice) written notice of the new address in the manner set forth above.

Seller:Southern Health Corporation of Ellijay, Inc.

c/o SunLink Health Systems, Inc.

900 Circle 75 Parkway, Suite 1120

Atlanta, GA 30339

Attn.:  Robert M. Thornton, Jr.

Email:  robert.thornton@sunlinkhealth.com

Fax:  770-933-7010

With a copy (which shall

not constitute notice) to:Smith, Gambrell & Russell, LLP

Suite 3100 Promenade

1230 Peachtree Street, N.E.

Atlanta, Georgia  30309-3592

Attn.:  Howard E. Turner

Email:  hturner@sgrlaw.com

Fax:  404-685-6894

Buyer or New Operator orParkside Property Company, LLC

Parkside Lessor: c/o Leshkowitz & Company, LLP

270 Madison Avenue – 17th Floor

Attn:  Eli Leshkowitz

Email:  eleshkowitz@leshkowitz.com

Facsimile No.:  646-378-4218

With a copy (which shall

not constitute notice) to:Benesch, Friedlander, Coplan & Aronoff LLP

200 Public Square, Suite 2300

Cleveland, Ohio 44114

Attn:  Daniel J. O’Brien

Email:  dobrien@beneschlaw.com

Facsimile No.:  216-363-4588

12.12Severability.

  In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

12.13Gender and Number.

  Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

12.14Divisions and Headings.

  The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

12.15Survival.

  All of the representations, warranties and post-closing obligations made by the parties in this Agreement or pursuant hereto in any certificate, instrument, or document shall survive the consummation of the transactions described herein for the period of time set forth in Section 11.5.

12.16Waiver of Jury Trial.

  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR THE RELATIONSHIPS OF THE PARTIES HEREUNDER OR THEREUNDER BE TRIED BY JURY.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE LAW. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.16.

12.17Accounting Date.

  The transactions contemplated hereby shall be effective for accounting purposes as of 12:01 a.m. on the Closing Date, unless otherwise provided herein or agreed in writing by Seller and Buyer.

12.18No Inferences.

  Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of, or against, either party shall be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

12.19No Third Party Beneficiaries; No Joint Venture.

  The terms and provisions of this Agreement are intended solely for the benefit of Buyer and Seller and their respective permitted successors or assigns, and it is not the intention of the parties to confer, and this Agreement shall not confer, third-party beneficiary rights upon any other Person.  Nothing contained in this Agreement, the Ancillary Agreements and the Assumed Affiliate Contracts shall be construed as forming a joint venture or partnership between the parties hereto with respect to the subject matter hereof or thereof.

12.20Force Majeure.

  Whenever a period of time is prescribed herein for action to be taken by either Seller or Buyer, except for any obligation for the payment of money, neither shall be liable or responsible for, and there shall be excluded from the computation for any period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, Applicable Law or restrictions imposed by Governmental Authorities, or any other cause of any kind whatsoever which is beyond the reasonable control of either Seller or Buyer, as the case may be.

12.21Risk of Loss.

  Notwithstanding any other provision hereof to the contrary, the risk of loss in respect of casualty to the Purchased Assets shall be borne by Seller prior to the time of Closing and by Buyer thereafter.  If prior to the Closing Date, any portion of the Owned Real Property is subjected to a material casualty (a “Casualty”), or a material taking, either total or partial, by eminent domain for any public or quasi-public use (each a “Condemnation”), or if notice of intent of a taking or a sale in lieu of taking is received by Seller or Buyer (each, a “Condemnation Notice”), in the event of a Casualty the Seller shall promptly notify Buyer in writing, and in the event of a Condemnation, the party receiving a Condemnation Notice shall promptly provide a copy thereof to the other party, whereupon in any such event Buyer may elect, during the thirty (30) day period following receipt of written notice of the Casualty or the Condemnation, either to (i) proceed to purchase the Owned Real Property subject to the terms hereof, in which event Buyer shall be entitled to participate in the adjustment of the Casualty and related insurance proceeds, or participate in any such condemnation or eminent domain proceedings in the event of a Condemnation, and, after payment to Seller of the Purchase Price for the Owned Real Property without reduction, to receive all of the insurance proceeds attributable to the Casualty, or to receive all of the proceeds attributable to any portion of the Owned Real Property, which absent such proceeding would be conveyed to Buyer, or (ii) terminate this Agreement, in which event the Escrow Amount and any interest thereon shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder, except as otherwise provided herein.  Failure of the Buyer to exercise either option in writing shall be deemed an election to exercise option (ii) terminating the Agreement. For purposes of this Section 12.21, a material casualty shall have the meaning set forth in Section 7.5.

12.22Liquidated Damages.

With respect to the liquidated damages specified in Section 1.9 and Section 10, Seller and Buyer (i) agree that the injury caused by the failure of the other party to close as contemplated by this Agreement would be difficult or impossible of accurate estimation, (ii) intend to provide for damages rather than a penalty and (iii) agree that the sum stipulated as liquidated damages in such section is a reasonable pre-estimate of the probable loss.

12.23Construction.

Unless the context of this Agreement otherwise clearly requires, (a) references to the plural include the singular, and references to the singular include the plural, (b) references to any gender include the other genders, (c) “any” when used in this Agreement, means “any and all”, (d) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”, (e) the term “or” has the inclusive meaning represented by the phrase “and/or”, (f) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (g) the terms “day” and “days” mean and refer to calendar day(s) and (h) the terms “year” and “years” mean and refer to calendar year(s).  Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular law  means such law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time except in the case of representations and warranties, in which event law means such law as in force and effect at the time such representation or warranty is made.  All Section, Exhibit and Schedule references herein are to Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.  This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if all parties had prepared it.

12.24Waiver of Bulk Sales Law Compliance.

Buyer hereby waives compliance by Seller with the requirements, if any, of Article 6 of the Uniform Commercial Code as in force in any state in which the Purchased Assets are located and all other similar laws applicable to bulk sales and transfers.

12.25Counterparts.

This Agreement may be executed and delivered (including by facsimile transmission or by electronic mail via portable document form (.pdf)) in one or more counterparts, any one of which need not contain the signatures of more than one Person, but all such counterparts taken together shall constitute one and the same instrument.

12.26Further Assurance and 1031 Cooperation.

(a) Seller and Buyer agree, each at its own expense, except as otherwise expressly set forth in this Agreement, to perform all such further commercially reasonable acts and execute and deliver all such further agreements, instruments and other documents as the other party may, in good faith, reasonably request to evidence more effectively the transaction contemplated under this Agreement.

(b)Notwithstanding Section 12.26(a): Seller agrees, if requested by Buyer, to use commercially reasonable efforts to cooperate with Buyer, at Buyer’s sole cost and expense, to permit Buyer to consummate an exchange of property involving the Owned Real Property pursuant to IRC Section 1031, including but not limited to the execution of those commercially reasonable documents reasonably necessary to effectuate such exchange (an “Exchange Transaction”). Seller shall not be required to give any representation, warranty or covenant to any third party and Seller shall not be responsible for and Buyer shall indemnify and hold Seller harmless against any tax or economic consequences to Seller or its Affiliates associated with any Exchange Transaction. Buyer agrees to pay all reasonable and customary cost relative to the preparation of documents and expenses related to said Exchange Transaction and the closing thereof and shall indemnify and hold Seller harmless from any claim from any third party, including any Governmental Authority, with respect to any claim or liability in connection with any Exchange Transaction. Buyer will pay Seller its out-of-pocket costs and expenses, including reasonable attorney’s fees, in connection with any review by Seller or its counsel or accountants of documents or other information with respect to any Exchange Transaction. Notwithstanding the foregoing, in no event shall any Exchange Transaction delay the Closing Date beyond the Outside Date (unless otherwise agreed to in writing by both parties) nor shall Seller have any duty to furnish any cooperation under this Section 12.26(b) after October 1, 2019. Nothing in this Section 12.26(b) shall reduce or modify any obligation of the Buyer herein.

12.27Entire Agreement/Amendment.

This Agreement supersedes all previous contracts or understandings, including any offers, letters of intent, proposals or letters of understanding, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter, and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded, and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals by their authorized officers, all as of the date first above written.

“Seller”

SOUTHERN HEALTH CORPORATION OF
ELLIJAY, INC.

By:

Name: Sheila Brockman

Title: Chief Executive Officer

“Buyer”

PARKSIDE PROPERTY COMPANY LLC

By:

Name: Kalman Jacobowitz

Title: Senior Vice President

“Parkside Lessor”

PARKSIDE LESSOR COMPANY LLC

By:

Name: Kalman Jacobowitz

Title: Senior Vice President

“New Operator”

PARKSIDE OPERATING COMPANY LLC

By:

Name: Kalman Jacobowitz

Title: Senior Vice President

EXHIBIT H

FORM OF SUNLINK GUARANTY

LIMITED AND CONDITIONAL GUARANTY OF COLLECTION

This LIMITED AND CONDITIONAL GUARANTY OF COLLECTION (this “Guaranty”) is made by SunLink Health Systems, Inc., a corporation organized under the laws of the State of Ohio (the “Guarantor”), in favor of Parkside Property Company LLC, a limited liability company organized under the laws of the State of Georgia (“PropCo”), and Parkside Operating Company LLC a limited liability company organized under the laws of the State of Georgia (“OpCo”, and together with PropCo, collectively, the “Buyer”).

WHEREAS, Southern Health Corporation of Ellijay, Inc., a Georgia corporation and Buyer are entering into that certain Asset Purchase Agreement, of even date herewith (the “APA”; capitalized terms used herein but not defined shall have the meaning set forth in the APA), pursuant to which the Seller has agreed to sell to the Buyer, and the Buyer has agreed to purchase from the Seller, the Purchased Assets, as defined therein;

WHEREAS, the Guarantor is an Affiliate of the Seller and as such will derive direct and indirect economic benefits from the sale of the Purchased Assets pursuant to the APA; and

WHEREAS, as a condition to and in order to induce the Buyer to enter into the APA, Guarantor is required to execute and deliver this Guaranty pursuant to which the Guarantor will provide a limited and conditional guarantee of collection with respect to the payment obligations of the Seller with respect to certain Buyer Losses payable by the Seller as described in and subject to the terms of Article 11 of the APA (the “Indemnification Liability”); and

NOW, THEREFORE, in consideration of the foregoing, the premises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and intending to be legally bound hereby, the Guarantor hereby agrees with Buyer as follows:

ARTICLE 1

LIMITED GUARANTY

Section 1.1Limited Guaranty.

(a)The Guarantor hereby guarantees to the Buyer as and for its own debt, until the final and indefeasible payment and performance in full of all of the Indemnification Liability (i) the due and punctual payment of all Indemnification Liability and (ii) the due and punctual payment of all fees, expenses and costs of collection paid or incurred by the Buyer in endeavoring to enforce this Guaranty.

(b)Notwithstanding anything to the contrary herein, the Guarantor's obligation hereunder is to pay any Indemnification Liability guarantied hereunder (subject to the limitation set forth herein), when due and payable in accordance with the terms of the APA,

Exh H-1

but only when and if, but not unless and until:

(i)a judgment(s) on the Indemnification Liability has been obtained against the Seller in an amount subject to Indemnification under Article 11 of the APA which is above the Threshold (but only to the extent that the Threshold applies to such Indemnification Liability), after all applicable reductions contemplated in Article 11 of the APA, if any;

(ii)the Seller becomes insolvent or institutes or consents to the institution of any insolvency proceeding, or any insolvency proceeding is instituted without the consent of the Seller and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in such proceeding;

(iii)the Seller cannot be served with process; or

(iv)it is otherwise apparent from clear and convincing evidence that payment of the Indemnification Liability cannot be obtained from the Seller.

Section 1.2Reinstatement.The Guarantor confirms that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, on any of the Indemnification Liability is rescinded or must otherwise be returned by the Buyer upon the insolvency, bankruptcy or reorganization of the Seller, or otherwise, all as though such payment had not been made.  In the event the Buyer is required at any time to refund or repay to any Person for any reason any sums collected by it on account of the Indemnification Liability subject to this Guaranty, including but not limited to sums repaid to a trustee in bankruptcy as a result of an avoided preferential transfer or fraudulent conveyance, the Guarantor agrees that all such sums shall be subject to the terms of this Guaranty and that the Buyer shall be entitled to recover such sums from the Guarantor notwithstanding the fact that this Guaranty may have previously been returned to the Guarantor or that the Guarantor may have previously been discharged from further liability under this Guaranty.

Section 1.3Setoff.All sums payable by the Guarantor hereunder, shall be subject to set-off, counterclaim, or recoupment of amounts owed by the Buyer to the Guarantor or its Affiliates under the APA, excluding amounts payable pursuant to Section 10.8 of the APA. The Guarantor shall deliver to the Seller a written notice of the amounts to be set-off or offset (the “Set-off and Offset Notice”); provided, however, that such Set-off and Offset Notice shall be without prejudice to the rights of : (i) the Seller, the Guarantor or any of their Affiliates under the APA or any Ancillary Agreement or (ii) the Seller, the Guarantor or any of their Affiliates to assert claims or Losses directly against the Buyer or its Affiliates under any other agreement by any of them with Buyer or any of its Affiliates, and any Proceeding with respect thereto shall not constitute an election of remedies or a waiver of the rights of the Seller, the Guarantor or any of their Affiliates under any other agreement with the Buyer or any of its Affiliates.

Section 1.4Payment of Indemnification Liability.  Payment by the Guarantor of the Indemnification Liability shall be made to the Buyer in immediately available funds to an account, designated by the Buyer or at the address set forth herein for the giving of notice to the Buyer or

Exh H-2

at any other address that may be specified in writing from time to time by the Buyer, and shall be credited and applied to the Indemnification Liability.

ARTICLE 2

NATURE OF AGREEMENT

Section 2.1Conditional Guaranty.

(a)Notwithstanding anything to the contrary herein, this Guaranty is a guaranty of collection and not of payment.  Except as otherwise expressly provided for in Section 1.1(b)(ii) or

Section 1.1(b)(iii), the liability of the Guarantor under this Guaranty shall be conditional and contingent upon the pursuit and enforcement by the Buyer of any and all rights and remedies that the Buyer may have against Seller under the APA. Notwithstanding anything to the contrary herein, the Buyer shall be required to proceed first under Article 11 of the APA with respect to any Buyer Losses that are asserted to be or form the basis for Indemnification Liability.

(b)The Buyer hereby acknowledges and agrees that, in consideration of the guaranty of the Indemnification Liability provided herein, the provisions of Section 11.3 through Section 11.8 of the APA that inure to the benefit of the Seller shall inure to the benefit of the Guarantor, the Guarantor shall be entitled to all rights of the Seller as an Indemnifying Party, but none of the obligations of the Seller as an Indemnifying Party for all purposes set forth in said Article 11, and the Guarantor shall have all of the rights but not the duties, of an Indemnifying Party as set forth therein.

Section 2.2Continuing Guaranty.  This is a continuing guaranty and shall be irrevocable by the Guarantor so long as and until the Indemnification Liability guaranteed hereby have been completely and indefeasibly paid in full, provided however that nothing herein shall extend the claims period for Buyer Losses beyond the applicable period set forth in Section 11.5 of the APA. If any Indemnification Liability is partially paid or performed for any reason whatsoever including without limitation due to the exercise of any of the Buyer’s remedies, this Guaranty shall nevertheless remain in full force and effect, and subject to Section 11.5 of the APA, the Guarantor shall remain liable for the entire unpaid balance of the Indemnification Liability, even though any rights which the Guarantor may have against the Seller may be destroyed or diminished by the exercise of any such remedy by the Buyer.

ARTICLE 3

CERTAIN CONSENTS, REPRESENTATIONS AND WARRANTIES.

Section 3.1Guarantor Consents.  Subject to the provisions of Section 2.1(b):

(a)the Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the Indemnification Liability and this Guaranty.

Exh H-3

(b)except as otherwise contemplated by this Guaranty, the Guarantor hereby waives notice of acceptance of this Guaranty and of any liability to which it applies or may apply, presentment, demand for payment, protest, and all other notices and demands by the Buyer.

(c) the liability of the Guarantor under this Guaranty shall not be altered or modified as a result of any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Indemnification Liability, or any other amendment or waiver of, or any consent to departure from, the APA prior to the Closing Date.

(d)this Guaranty shall remain in full force and effect until the Indemnification Liability shall have been fully and satisfactorily discharged in accordance with the terms and provisions of the APA, until the Seller’s obligations under Article 11 shall have terminated, or until the Guarantor shall have fully and satisfactorily discharged all of its obligations under this Guaranty, whichever occurs first.

(e)the Guarantor hereby assumes the responsibility for being, and keeping itself, informed of the financial condition of the Seller and all other circumstances bearing upon the risk of nonpayment or nonperformance with respect to any Buyer Losses or any Indemnification Liability which diligent inquiry would reveal.

Section 3.2Guarantor Representations and Warranties.  The Guarantor hereby represents and warrants, as of the Closing Date, as follows:

(a)the Guarantor has reviewed this Guaranty and the APA with such advisors as the Guarantor deemed necessary and the Guarantor understands the meaning and effect of the APA and this Guaranty;

(b)except as set forth in the APA or this Guaranty, no representations or agreements of any kind have been made to the Guarantor by the Buyer which would limit or qualify in any way the terms of this Guaranty;

(c)the Guarantor has the requisite corporate power and authority to enter into this Guaranty and to perform its obligations hereunder;

(d)the execution, delivery and performance of this Guaranty are not in contravention of Applicable Law binding on the Guarantor or the terms of the organizational documents of the Guarantor and have been duly authorized by all necessary corporate action and do not require a consent under or conflict with or result in a default under any material agreement binding upon the Guarantor;

(e)no material adverse change has occurred in the Guarantor's financial condition since the date of the Guarantor’s most recent financial statements filed with the SEC which could reasonably be anticipated to have a material adverse effect on the Guarantor’s ability to perform this Guaranty; and

Exh H-4

(f)no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against the Guarantor is pending or to the Guarantor’s Knowledge threatened which could would have a material adverse effect on the Guarantor’s ability to perform this Guaranty.

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.1Choice of law; Consent to Jurisdiction.  The Buyer acknowledges that this Guaranty was negotiated, executed and delivered in the State of Georgia.  The validity of this Guaranty, its construction, interpretation, and enforcement and the rights of the Guarantor and the Buyer shall be determined under, governed by and construed in accordance with the internal laws of the State of Georgia, without regard to principles of conflicts of law.  By execution or acceptance of this Guaranty, the parties acknowledge and agree that any dispute or claim either party has against the other arising out of or in any way connected with the rights, obligations, or responsibilities contained in the Guaranty shall, to the extent such dispute or claim is not resolved through non-judicial means (such as business negotiations or alternative dispute resolution), be litigated in the Superior Court of Cobb County, Georgia or in a U.S. District Court sitting in the Northern District for the State of Georgia, and, accordingly, the Buyer and the Seller hereby freely and voluntarily consent to the jurisdiction and venue of the Superior Court of Cobb County, Georgia and of the U.S. District Court for the Northern District of Georgia, either as proper forum for resolution of any dispute or claim between the parties.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Service of process, summons, notice or other document by registered mail to the address for notices to the Buyer and the Guarantor provided for by or established pursuant to Section 4.3 shall be effective service of process for any suit, action or other proceeding brought in any such court.

Section 4.2Waiver of Jury Trial.EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THE APA OR THIS GUARANTY OR THE SUBJECT MATTER HEREOF OR THEREOF OR THE RELATIONSHIPS OF THE PARTIES HEREUNDER OR THEREUNDER BE TRIED BY JURY.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE LAW. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.  EACH PARTY TO OR BENEFICIARY OF THIS GUARANTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON OR BENEFICIARY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE

Exh H-5

EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) THIS WAIVER IS VOLUNTARILY, AND (iv) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO OR ACCEPT THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.2.

Section 4.3Notices.

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to or in connection with this Guaranty (“Notices”) shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the applicable Person at the address set forth below; (ii) when received by the applicable Person when sent by facsimile to the number set forth below; (iii) when sent via electronic mail in the form of a PDF attachment to the electronic mail address set forth below, provided that the sending Person receives confirmation by return electronic mail or sends a confirming copy by one of the other methods permitted hereunder, (iv) three (3) Business Days after deposit in the U.S. mail with first class or certified mail return receipt requested, postage prepaid and addressed to the applicable Person at the address as set forth on the signature pages below; or (e) the next business day after deposit with a national overnight delivery service, cost prepaid, addressed to the applicable Person at the address set forth below with next business day delivery guaranteed, provided that the sending Person receives a confirmation of delivery from the delivery service provider.  A party may change or supplement the addresses below, or designate additional addresses for purposes of this Section 4.3 by giving the other party and the Persons designated to receive copies (which shall not constitute notice) written notice of the new address in the manner set forth above.

Guarantor:SunLink Health Systems, Inc.

900 Circle 75 Parkway, Suite 1120

Atlanta, GA 30339

Attn.:  Robert M. Thornton, Jr.

Email:  robert.thornton@sunlinkhealth.com

Fax:  770-933-7010

With a copy (which shall

not constitute notice) to:Smith, Gambrell & Russell, LLP

Suite 3100 Promenade

1230 Peachtree Street, N.E.

Atlanta, Georgia  30309-3592

Attn.:  Howard E. Turner

Email:  hturner@sgrlaw.com

Fax:  404-685-6894

Exh H-6

Buyer:Parkside Property Company, LLC

c/o Leshkowitz & Company, LLP

270 Madison Avenue, 17th Floor

Attn:  Eli Leshkowitz

Email:  eleshkowitz@leshkowitz.com

Facsimile No.:  646-378-4218

With a copy (which shall

not constitute notice) to:Benesch, Friedlander, Coplan & Aronoff LLP

200 Public Square, Suite 2300

Cleveland, Ohio 44114

Attn:  Daniel J. O’Brien

Email:  dobrien@beneschlaw.com

Facsimile No.:  216-363-4588

Section 5.1Amendments and Waivers.No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Buyer and the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

Section 5.2Binding Effect and Assignment.    The provisions of this Guaranty shall be binding upon the Guarantor and its successors, and assigns and shall inure to the benefit of the Buyer and its successor and assigns. This Guaranty shall not be assignable or otherwise transferable by the Guarantor without the prior written consent of the Buyer, whose consent shall not be unreasonably refused, conditioned or delayed.

[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

Exh H-7

IN WITNESS WHEREOF, the Guarantor has executed and given under seal this Guaranty in favor of Buyer as of this ___ day of ______________, 20__.

SUNLINK HEALTH SYSTEMS, INC.
____________________________________ By:_________________________________ Its:_________________________________

Acknowledged and Agreed:

BUYER:

PARKSIDE PROPERTY COMPANY, LLC

______________________________________

By: __________________________________

Its: __________________________________

PARKSIDE OPERATING COMPANY, LLC

______________________________________

By: __________________________________

Its: __________________________________

Exh H-8